Exhibit 10.10

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Juno Therapeutics, Inc.

8725 W. Higgins Road, Suite 290

Chicago, IL 60631

November 21, 2013

Memorial Sloan-Kettering Cancer Center

1275 York Avenue

New York, NY 10065

Re:	Side Letter Agreement

Ladies and Gentlemen:

This letter agreement is to confirm that in consideration of the entry by Memorial Sloan-Kettering Cancer Center (“MSKCC”) into the Master Clinical Studies Agreement, the Master Sponsored Research Agreement and the Exclusive License Agreement, each dated as of the date hereof (the “Collaboration Agreements”), with Juno Therapeutics, Inc., f/k/a FC Therapeutics, Inc. (the “Company”), and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the Company hereby makes the following covenants:

1. Definitions. For purposes of this letter agreement:

“Action or Proceeding” shall mean any action, suit, proceeding, arbitration, or governmental or regulatory investigations or audit.

“Affiliate” means, with respect to any entity, another entity that either directly or indirectly, through one (1) or more intermediaries, Controls, is Controlled by or is under common Control with, such entity.

“Change of Control Transaction” means either (a) the acquisition of the Company by another entity that is not an Affiliate of the Company by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) that results in the voting securities of the Company outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of the Company, such surviving entity or the entity that controls such surviving entity; or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Company to another entity that is not an Affiliate of the Company.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Control” means with regard to any entity, the legal or beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the shares (or other ownership interest, if not a corporation) of such entity through voting rights or through the exercise of rights pursuant to agreement, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity.

“Fair Market Value” shall have the meaning set forth in Exhibit A attached hereto.

“Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Common Stock registered under the Securities Act of 1933, as amended.

“Lien” shall mean any lien, statutory lien, pledge, mortgage, security interest, charge, claim, encumbrance, easement, right of way, covenant, restriction, right, option, conditional sale or other title retention agreement of any kind or nature.

“MSKCC’s Knowledge” means the actual knowledge of the Executive Director, Office of Technology Development.

“Multiple of Initial Equity” means the quotient of (A) the Success Payment Value divided by (B) the original Series A Preferred Stock purchase price of $1.00 (each of clauses (A) and (B) as adjusted, in each case, for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event).

“Patents” means (a) all United States, foreign and international patents and utility models and applications therefore (including provisional applications) and all reissues, divisions, renewals, extensions, provisional, continuations and continuations in part thereof set forth on Schedule A hereto; any other patent or patent application that claims priority to, or common priority with, or is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any patent or patent application identified on Schedule A; (c) any patents subsequently issuing on any patent application identified in (a) or (b), including any reissues, renewals, reexaminations, substitutions or extensions thereof; (d) any claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that is entitled to the priority date of at least one of the patents or patent applications identified in (a), (b) or (c); (e) any foreign counterpart (including PCTs) of any patent or patent application identified in (a), (b), (c) or (d) above; and (f) any supplementary protection certificates, pediatric exclusivity periods, any other patent term extensions and exclusivity periods and the like of any patents and patent applications identified in (a) through (e).

“Permitted Encumbrances” means (i) Liens for assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; and (ii) mechanics’ and materialmen’s Liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings.

“Series A Preferred Stock” means the Company’s shares of Series A Preferred Stock, par value $0.0001 per share, and any securities received upon conversion thereof or in exchange therefor. After (i) a Merger in which some or all of the consideration is cash, or (ii) an Asset Sale, each share of Series A Preferred Stock shall be deemed to reflect a proportionate share of the ongoing value of the business of the Company acquired in the Merger or Asset Sale.

“Success Payment Date” means (i) with respect to any Success Payment arising as a result of the IPO Valuation Date, the first anniversary of the date on which the IPO Valuation Date occurs (plus a 90-day grace period at the Company’s option if the Company is contemplating capital market transactions during the grace period such as a secondary offering), (ii) with respect to any Success Payment arising as a result of a Company Sale Valuation Date, the earlier of (a) the date on which any proceeds from the Company Sale are paid or distributed to any stockholder, and (b) the date that is ninety (90) days after the Company Sale Valuation Date, and (iii) with respect to any other Success Payment, the date that is ninety (90) days after the Valuation Date pursuant to which such Success Payment obligation arises.

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“Success Payment” means the positive difference, if any between (A) the amount (in millions) set forth in Exhibit G beneath the greatest Trigger Value that the Multiple of Initial Equity as of the Valuation Date meets or exceeds, less (B) all payments previously made to MSKCC on Success Payment Dates pursuant to Section 3.

“Success Payment Period” means the period of time that commences on the date hereof, and ends on the later of: (i) the eighth anniversary of the date hereof and (ii) the earlier of (A) the eleventh anniversary of the date hereof, and (B) the third anniversary of the first date on which the Food and Drug Administration issues formal written approval for the Company or a successor to market a pharmaceutical or biologic product developed at least in part by Juno Therapeutics, Inc.

“Success Payment Value” means, with respect to each share of Series A Preferred Stock and as of any Valuation Date, the aggregate of (i) all dividends and other distributions (including the fair market value of non-cash distributions) made to the holders of Series A Preferred Stock with respect to each such share on or before the Valuation Date and (ii) the Fair Market Value of each such share of Series A Preferred Stock as of such Valuation Date.

“Valuation Date” is any one of the following dates that occur during the Success Payment Period: (i) the date on which the Company or a successor completes an Initial Public Offering, or its shares otherwise become publicly traded (the “IPO Valuation Date”); (ii) the date on which the Company or a successor sells, leases, transfers or exclusively licenses all or substantially all of its assets to another company (an “Asset Sale”); (iii) the date on which the Company merges or consolidates with or into another entity (other than a merger in which the pre-merger stockholders of the Company own a majority of the shares of the surviving entity) (a “Merger” and with an Asset Sale, a “Company Sale”, and the Valuation Dates triggered thereby each a “Company Sale Valuation Date”), (iv) the dates on which ARCH Venture Fund VII, L.P. (“ARCH”) or CL Alaska L.P., or either of such entity’s affiliated entities that hold such shares (“CL Alaska”) transfers a majority of its shares of company capital stock held by such entity on such date to a third party; (v) the bi-annual anniversary of any event described in the preceding clauses (i), (ii), (iii) or (iv), but only if MSKCC requests, within twenty (20) calendar days after written notice of such event from the Company, that such date be considered a Valuation Date; and (vi) the last day of the Success Payment Period.

2. Equity Grant.

(a) The Company shall grant to MSKCC 2,000,000 shares of Common Stock, upon the execution and delivery by MSKCC of, and subject to the terms and provisions of, a Stock Grant Agreement in the form attached hereto as Exhibit B, and further subject to the terms and provisions of the Amended and Restated Voting Agreement dated as of November 21, 2013 by and among the Company, the Series A Investors (as defined therein), the Series A-1 Preferred Holders (as defined therein) and the Founders (as defined therein) (the “Voting Agreement”), the Amended and Restated Investors Rights Agreement dated as of November 21, 2013 by and among the Company and the Investors (as defined therein) (the “Investors’ Rights Agreement”), and the Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of November 21, 2013 by and among the Company, the Investors (as defined therein) and the Common Holders (as defined therein) (the “Right of First Refusal and Co-Sale Agreement”) each of which latter three agreements has been fully executed and delivered by the parties thereto and are attached hereto as Exhibits C, D and E respectively, provided, however, that the Company shall issue sufficient shares of Common Stock to MSKCC such that MSKCC shall hold shares of the capital stock of the Company equal to 1.4% of all shares of Common Stock issued and outstanding as of the date hereof (assuming full conversion or exercise of all outstanding preferred stock and other convertible securities, rights, options and warrants), assuming the issuance, for purposes of such calculation, of 85,000,000 shares of Series A Preferred Stock (the “Assumed Series A Number”), but excluding, for purposes of such calculation, any shares of Common Stock issued or issuable upon conversion

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of shares of Series A Preferred Stock of the Company in excess of the Assumed Series A Number and any shares of Common Stock issued or issuable upon conversion of shares of Series A-1 Preferred Stock of the Company.

(b) The Company hereby makes the representations and warranties set forth on Exhibit F attached hereto regarding the capitalization of the Company as of the date hereof, including the issued and outstanding capital stock of the Company and the holders thereof. The Company further hereby represents and warrants that the Initial First Tranche Closing and Initial Second Tranche Closing as defined in and pursuant to that certain Series A Preferred Stock Purchase Agreement dated as of October 16, 2013 by and between the Company and the persons and entities listed on the Schedule of Investors attached thereto (the “Series A SPA”) were consummated prior to the date of this letter agreement and that at such Initial Tranche Closings not less than $35,000,000 of Series A Preferred Stock was purchased, and that prior to the date of this letter agreement, the Closing as defined in and pursuant to that certain Asset Purchase Agreement dated as of September 30, 2013 by and between the Company and ZetaRx Biosciences, Inc. was consummated.

3. Success Payments.

(a) The Company will notify MSKCC within twenty (20) calendar days of the occurrence of any Valuation Date during the Success Payment Period. On each Valuation Date during the Success Payment Period, the Fair Market Value with respect to each share of Series A Preferred Stock shall be determined as of such Valuation Date. If the Multiple of Initial Equity as determined with respect to such Valuation Date is equal to or exceeds any of the values of the Multiple of Initial Equity set forth in Exhibit G attached hereto (the “Trigger Values”), the Company shall be obligated to pay to MSKCC a Success Payment. Such Success Payment shall be due and payable on the Success Payment Date with respect to such Success Payment, in cash or cash equivalents or, in the Company’s (or any successor entity’s) sole discretion, in publicly tradable shares of the Company’s (or such successor entity’s) common stock. The Company recognizes and agrees that MSKCC’s right to the Success Payments hereunder, and the Company’s obligation to pay them, is not dependent upon (i) MSKCC’s ownership of any shares of stock in the Company, whether common or preferred, or (ii) the Collaboration Agreements being in full force in effect, except as set forth in Section 6.

(b) Any acquirer or exclusive licensee of all or substantially all of the Company’s assets, or any successor entity to the Company (an “Acquirer”), shall be obligated to assume the Company’s obligations pursuant to this Section 3 and Exhibits A and G.

(c) If the definition of the term “Fair Market Value” is amended in that certain side letter, dated October 16, 2013, between the Company and the Fred Hutchinson Cancer Research Center (the “Center”), MSKCC shall have the right, in its sole discretion, to amend Exhibit A to this letter agreement in an identical manner.

4. Representations and Warranties of MSKCC.

(a) Other than as disclosed on Schedule B, as of the date of execution of this letter agreement, there is no (a) Action or Proceeding pending, or to MSKCC’s Knowledge, threatened in writing against MSKCC, involving the Patents or the transactions contemplated hereby or (b) inquiry or investigation by any Governmental Authority pending or, to MSKCC’s Knowledge, threatened in writing against MSKCC with respect to the Patents.

(b) MSKCC represents and warrants that as of the date of execution of this letter agreement all of the Patents (i) are owned solely by MSKCC or its Affiliate Sloan-Kettering Institute for Cancer Research free and clear of all Liens other than Permitted Encumbrances and the licenses and the covenants not to sue set

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forth on Schedule C, and, (ii) as of the date of execution of this letter agreement, the Patents, (A) are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their scope or validity other than proceedings for pending applications or registrations, (B) no opposition, extension of time to oppose, interference, rejection, or refusal to register has been filed in connection with any such application other than an office action, grant refusal communication registration refusal communication, or the like issued by a Governmental Authority, (C) has been held to be invalid or unenforceable in a court decision that is unappealed or unappealable by MSKCC, (D) the usual and customary assignment documents or the like, except as set forth on Schedule D, has been filed with the applicable Governmental Authority solely in the name of MSKCC or its Affiliate Sloan-Kettering Institute for Cancer Research. As of the date of this letter agreement, all fees, annuities and other payments due to a Governmental Authority associated with filing, prosecuting, issuing, recording, registering or maintaining any such Patents, have been paid in full in a timely manner to the proper Governmental Authority, except where the failure to have timely paid such fees, annuities and other payments would not materially impair the ownership or use of such Patents by MSKCC. Except as set forth in Schedule E, as of the date of execution of this letter agreement, none of the Patents are the subject of any order, decree or injunction of any Governmental Authority which materially restricts or impairs its use of such Patents.

5. Director Designation; Observer Right.

(a) On or prior to the date hereof, the Company shall have amended the Voting Agreement to provide that MSKCC shall be entitled to designate no less than two (2) directors (the “MSKCC Designees”) to the Company’s board of directors (the “Board”), provided, however, that at least one of such MSKCC Designees shall be either the Chief Executive Officer of MSKCC or a member of the Board of Overseers and Managers of MSKCC, and that any MSKCC Designee other than the Chief Executive Officer shall be approved by the Board in its reasonable discretion, after consultation by MSKCC in good faith with the Board; provided, further, however, that each MSKCC Designee (other than the Chief Executive Officer of MSKCC) designated pursuant to this Section 5(a) shall have experience serving on the board of directors of a public company as an independent director and shall not be an officer or employee of MSKCC; provided, further, however, that each such MSKCC Designee shall be subject to the other terms of and conditions of such right as set forth in the Voting Agreement; and provided, further, however, that the reasonableness, consultation, non-employee/officer and public company independent director experience restrictions set forth in this Section 5(a) with respect to MSKCC’s rights to designate members of the Board shall apply only if, and to the extent, that such restrictions also similarly apply to (and are not waived with respect to) to any members of the Board designated to the Board by the Center (such members of the Board “Center Designees,” and together with the MSKCC Designees and directors designated by any other licensor, “Director Designees”).

(b) Other than the Director Designees (if applicable), no employees, trustees, faculty, consultants, directors or officers (each, an “Associate”) of MSKCC or the Center (each, an “Institution”) shall be appointed to the Board; provided, however, that the restrictions set forth in this Section 5(b) shall not be waived with respect to any Associate of one Institution (by permitting such Associate to be appointed to the Board in addition to the Director Designees appointed by such Institution) without being waived with respect to an equal number of Associates of the other Institution (each, by permitting such Associate to be appointed to the Board in addition to the Director Designees appointed by such Institution).

(c) MSKCC shall be entitled to designate one representative reasonably acceptable to the Company to attend all meetings of the Board in a non-voting, observer capacity (each, a “Representative”), all as more fully set forth in the Investors’ Rights Agreement, upon the same terms and conditions as the Center; provided, however, that the Center shall in no event have the right to designate a greater number of Representatives than MSKCC.

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(d) The Company shall maintain the rights of MSKCC set forth in this Section 5 until the earlier of (i) the first date on which MSKCC or its affiliates no longer own a majority of the Common Stock granted to MSKCC pursuant to Section 2 of this letter agreement, (ii) the closing of an Initial Public Offering; or (iii) a Change of Control Transaction.

6. Termination. The rights and obligations described in Section 3 of this letter agreement shall terminate upon the earlier of (i) termination of the Collaboration Agreements by the Company as a result of a willful and intentional material breach thereof by MSKCC (but not as a result of any other termination) for which written notice has been given by the Company within thirty (30) days after such breach which breach has not been cured by MSKCC within thirty (30) days after such notice, and (ii) the day after the last day on which a Success Payment may be due hereunder (with the obligation to make any such payment surviving termination), and which is expected to be between ninety-one (91) days and one (1) year and ninety-one (91) days after the last day of the Success Payment Period. The parties agree that upon a termination as a result of a willful and intentional material breach of the Collaboration Agreements by MSKCC, the Company may offset agreed damages for such breach against any outstanding Success Payment obligations hereunder.

This letter agreement will be construed, interpreted, and applied in accordance with the laws of the State of Delaware, excluding its body of law controlling conflicts of laws. The rights and obligations under this letter agreement may not be assigned, and any attempt to do so will be null and void, without the prior written consent of the Company; provided, however, that MSKCC may assign its rights under this letter agreement to any direct or indirect wholly owned subsidiary of MSKCC that acquires shares of the capital stock of the Company from MSKCC so long as such wholly owned subsidiary of MSKCC agrees to be bound by the terms and provisions of this letter agreement. This letter agreement may not be amended except by the written agreement signed by authorized representatives of both parties and may be executed in counterparts, with signatures delivered by facsimile or .pdf binding as if originally executed.

[Signature Page Follows]

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This letter agreement is the complete and exclusive statement regarding the subject matter of this agreement and supersedes all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter of this letter agreement.

With best regards,

FC THERAPEUTICS, INC.

By:	/s/ Hans Bishop
	Name:	Hans Bishop
	Title:	Chief Executive Officer

Accepted and Agreed:

MEMORIAL SLOAN-KETTERING CANCER CENTER

By:	/s/ Gregory Raskin, M.D.
	Name:	Gregory Raskin, M.D.
	Title:	Executive Director
Office of Technology Development
Memorial Sloan-Kettering Cancer Center

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EXHIBIT A

FAIR MARKET VALUE

The “Fair Market Value” with respect to each share of Series A Preferred Stock as of any Valuation Date shall be determined as follows:

1. With respect to any IPO Valuation Date, the “Fair Market Value” will be the average trading price of a share of the common stock of the Company over the consecutive 90-day period preceding the applicable Success Payment Date.

2. With respect to any Valuation Date described in clause (iv) of the definition thereof, the “Fair Market Value” will be the per share purchase price in the applicable transfer.

3. With respect to any Valuation Date described in clause (iii) of the definition thereof, the “Fair Market Value” will be equal to the cash, or value of marketable securities, received for each share of the Company’s Series A Preferred stock in such transaction.

4. With respect to any other Valuation Date, the “Fair Market Value” shall be determined for each share of Series A Preferred Stock as set forth below and in accordance with the Fair Market Value Methodology (provided, however, that with respect to any Valuation Date described in clause (v) of the definition of Valuation Date that occurs two years following a Company Sale, the “Fair Market Value” shall be determined as of such Valuation Date based on the value of the assets held by the Company immediately prior to the Company Sale, not all assets of the acquiring entity, and the value of one share of Series A Preferred Stock shall be calculated based on the assumption that the capitalization structure of the Company as in effect immediately prior to the Company Sale remains in effect as of such Valuation Date).

(a) Within 20 calendar days of the Valuation Date, the Company shall deliver to MKSCC a proposed Fair Market Value by written notice (the “Company Notice”). If MCKCC does not object to such written notice by delivering written notice to the Company of its objection within 20 calendar days (an “Objection Notice”), the Fair Market Value shall be the Fair Market Value proposed in such Company Notice. Within 10 calendar days of the delivery of such Objection Notice (the end of such 10 calendar day period being the “Trigger Date”), each of MSKCC and the Company shall consult with each other and attempt in good faith to agree upon a Fair Market Value with the Fair Market Value being the price so agreed in writing if agreement is reached within such time period.

(b) If MSKCC and the Company do not agree on the Fair Market Value before the Trigger Date, then within 10 calendar days of the Trigger Date, each of MSKCC, and the Company shall give written notice (each such notice, a “Fair Market Value Notice”) to the other of its proposed determination of Fair Market Value (in accordance with the Fair Market Value Methodology and it being understood that the first such written notice given by each such party shall be deemed their respective Fair Market Value Notice) and, if the variance between the proposed valuations as set forth in their respective Fair Market Value Notices is 10% or less of the higher amount (i.e., the lower amount set out in a Fair Market Value Notice is greater than 90% of the higher amount set out in the other Fair Market Value Notice), then Fair Market Value shall be deemed to equal the average (i.e., the arithmetic mean) of such proposed values as set forth in such Fair Market Value Notices.

(c) If the variance between the proposed amounts set forth in such Fair Market Value Notices is greater than 10% of the higher amount, then each of MSKCC and the Company shall appoint an arbitrator pursuant to clause (e) below to act as an expert and not as an arbitrator (the “Valuation Expert”), at the expense of each of each of MSKCC and the Company in equal proportions, for the purpose of making the determination referred to here, with such Valuation Expert instructed to determine its independent estimate of the Fair Market Value (the “Valuation Expert’s Estimate”) in accordance with the Fair Market Value Methodology within 20 calendar days after being appointed (it being understood that neither relevant Party shall provide the Valuation Expert with their respective Fair Market Value Notices nor disclose to such Valuation Expert the contents thereof and that the relevant Parties shall make available to such Valuation Expert access on a confidential basis to such books, accounts, records and forecasts as reasonably requested and believed to be necessary to determine the Fair Market Value).

(d) The Fair Market Value shall then conclusively be deemed to equal the average (i.e., the arithmetic mean) of the Valuation Expert’s Estimate and the Fair Market Value determination set forth in that Fair Market Value Notice that is closest to the Valuation Expert’s Estimate, but in no case more in dollar amount than the highest or less in dollar amount than the lowest of the Fair Market Value Notices, and such value shall be final and binding on the Parties hereto (it being understood that for the avoidance of doubt no Party shall be able to contest the Valuation Expert’s Estimate based on any claim of nonadherence to the Fair Market Value Methodology).

(e) If each of the Company and MSKCC fail to mutually agree on a Valuation Expert within 20 calendar days of the Trigger Date, each of such parties shall, within 10 calendar days thereafter, appoint two independent public accountants (that shall each not be an Affiliate or service provider of any of the Company or MSKCC at the time of arbitration), who shall try to mutually agree on a third party Valuation Expert. If such independent public accountants fail to mutually agree on such Valuation Expert within 10 calendar days from appointment, each of such independent public accountants shall appoint two additional independent public accountants within 10 calendar days, and the Valuation Expert will be selected from among the four independent public accountants by drawing lots. The Success Payment Date will be extended by up to 30 calendar days if necessary to complete the process of designation of the Valuation Expert.

(f) All Fair Market Value determinations set forth in any Fair Market Value Notice pursuant to this Exhibit A and all valuations estimated and/or determined by the Valuation Expert must adhere to the following requirements (the “Fair Market Value Methodology”):

i.	subject to the below, be in accordance with industry standard valuation methodologies including but not limited to revenues, price-earnings ratio, free cash flow, EBITDA multiples or other appropriate metrics;

ii.	be, subject to clause (iii) below, based on the actual historical results of the operation of the Company as reflected on its audited and unaudited financial statements and reasonable forecasts of up to five (5) years assuming ordinary course of operations of the Company consistent with past practice; and

iii.	for the avoidance of doubt, specifically, take into full account the working capital balances of the Company and assume that any financial indebtedness or negative working capital balances of the Company are paid off or offset in full with available cash (with the consequences or repayment or failure to offset with available cash transferred reflected as a degradation to the Fair Market Value).

EXHIBIT B

STOCK GRANT AGREEMENT

[See attached]

JUNO THERAPEUTICS, INC.

STOCK GRANT AGREEMENT

This Stock Grant Agreement (the “Agreement”) is made as of November 21, 2013 by and between Juno Therapeutics, Inc., a Delaware corporation (the “Company”), and Memorial Sloan-Kettering Cancer Center (“MSKCC”).

In consideration of the mutual covenants and representations set forth below, the Company and MSKCC agree as follows:

1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement, in consideration for the entry by MSKCC into the Collaboration Agreement, dated as of the date hereof, with FC Therapeutics, Inc. (the “Company”), and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the Company hereby grants to MSKCC 2,000,000 shares of the Company’s Common Stock, par value $0.0001 per Share (the “Shares”).

2. Restrictions on Transfer.

A. Investment Representations and Legend Requirements. MSKCC hereby makes the investment representations listed on Exhibit A to the Company as of the date of this Agreement and as of the date of the Closing, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company may rely on them in issuing the Shares. MSKCC understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

B. Stop-Transfer Notices. MSKCC agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner, of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

3. Tax Consequences. MSKCC has reviewed with MSKCC’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. MSKCC is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. MSKCC understands that MSKCC (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

F. Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

G. MSKCC Investment Representations and Further Documents. MSKCC agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) the applicable exhibits and attachments to this Agreement.

H. Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

I. Rights as Stockholder. Subject to the terms and conditions of this Agreement, MSKCC shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that MSKCC delivers a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement), and until such time as MSKCC disposes of the Shares in accordance with this Agreement. Upon such transfer, MSKCC shall have no further rights as a holder of the Shares so granted except (in the case of a transfer to the Company) the right to receive payment for the Shares so granted in accordance with the provisions of this Agreement, and MSKCC shall forthwith cause the certificate(s) evidencing the Shares so granted to be surrendered to the Company for transfer or cancellation.

J. Adjustment for Stock Split. All references to the number of Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

K. Reliance on Counsel and Advisors. MSKCC acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation, is representing only the Company in this transaction. MSKCC acknowledges that it has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with its own legal counsel, tax advisors and other advisors. MSKCC is relying solely on its own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

L. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

(signature page follows)

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The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. MSKCC agrees to notify the Company of any change in its contact information below.

MEMORIAL SLOAN-KETTERING CANCER CENTER

/s/ Gregory Raskin
Executive Director

Memorial Sloan-Kettering Cancer Center

Office of Technology Development

1275 York Avenue

New York, NY 10065

Attn: Gregory Raskin, MD- Executive Director

Ph. 646 888 1070

Fax. 646 888 1120

Email: raskiniz@mskcc.ora

JUNO THERAPEUTICS, INC.

Signature

Print Name

Print Title

8725 W. Higgins Road, Suite

290 Chicago, IL 60631

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. MSKCC agrees to notify the Company of any change in its contact information below.

MEMORIAL SLOAN-KETTERING CANCER CENTER

/s/ Gregory Raskin
Executive Director

Memorial Sloan-Kettering Cancer Center

Office of Technology Development

1275 York Avenue

New York, NY 10065

Attn: Gregory Raskin, MD- Executive Director

Ph. 646 888 1070

Fax. 646 888 1120

Email: raskingam skcc.org

JUNO THERAPEUTICS, INC.

/s/ Mark McDonnell
Signature

Mark McDonnell
Print Name

Secretary
Print Title

8725 W. Higgins Road, Suite

290 Chicago, IL 60631

Exhibit A

INVESTMENT REPRESENTATION STATEMENT

TRANSFEREE:	Memorial Sloan-Kettering Cancer Center

COMPANY	FC Therapeutics, Inc.

SECURITY	Common Stock

AMOUNT	2,000,000 shares

DATE	November 21, 2013

In connection with the grant of the above-listed shares, the undersigned entity (the “Transferee”) represents to the Company as follows:

1. The Company may rely on these representations. The Transferee understands that the Company’s transfer of the Shares to the Transferee has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Company believes, relying in part on the Transferee’s representations in this document, that an exemption from such registration requirement is available for such sale. The Transferee understands that the availability of this exemption depends upon the representations the Transferee is making to the Company in this document being true and correct.

2. The Transferee is purchasing for investment. The Transferee is purchasing the shares solely for investment purposes, and not for further distribution. The Transferee’s entire legal and beneficial ownership interest in the shares is being granted to and shall be held solely for the Transferee’s account, except to the extent the Transferee intends to hold the shares jointly with the Transferee’s spouse. The Transferee is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. The Transferee’s investment intent is not limited to the Transferee’s present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3. The Transferee can protect the Transferee’s own interests. The Transferee can properly evaluate the merits and risks of an investment in the shares and can protect the Transferee’s own interests in this regard, whether by reason of the Transferee’s own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom the Transferee has consulted, or the Transferee’s preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4. The Transferee is informed about the Company. The Transferee is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. The Transferee has had an opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and has received all information the Transferee deems appropriate for assessing the risk of an investment in the shares.

5. The Transferee recognizes the Transferee’s economic risk. The Transferee realizes that the ownership of the shares involves a high degree of risk, and that the Company’s future prospects are uncertain. The Transferee is able to hold the shares indefinitely if required, and is able to bear the loss of the Transferee’s entire investment in the shares.

6. The Transferee knows that the shares are restricted securities. The Transferee understands that the shares are “restricted securities” in that the Company’s sale of the shares to the Transferee has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, the Transferee also understands and agrees that:

A. the Transferee must hold the shares indefinitely, unless any subsequent proposed resale by the Transferee is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

B. the Company is under no obligation to register any subsequent proposed resale of the shares by the Transferee; and

C. the certificate evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7. The Transferee is familiar with Rule 144. The Transferee is familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. The Transferee understands that the Transferee’s ability to sell the shares under Rule 144 in the future is uncertain, and may depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than a specified period after the Transferee’s receipt and full payment (within the meaning of Rule 144) for the shares; and (iii) if the Transferee is an affiliate of the Company (A) the sale being made in an unsolicited “broker’s transaction”, transactions directly with a market maker or riskless principal transactions, as those terms are defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8. The Transferee knows that Rule 144 may never be available. The Transferee understands that the requirements of Rule 144 may never be met, and that the shares may never be saleable under the rule. The Transferee further understands that at the time the Transferee wishes to sell the shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which may preclude the Transferee from selling the shares under Rule 144 even if the relevant holding period had been satisfied.

9. The Transferee knows that the Transferee is subject to further restrictions on resale. The Transferee understands that in the event Rule 144 is not available to the Transferee, any future proposed sale of any of the shares by the Transferee will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) the Transferee’s written notice to the Company containing detailed information regarding the proposed sale, (ii) the Transferee’s providing an opinion of the Transferee’s counsel to the effect that such sale will not require registration, and (iii) the Company notifying the Transferee in writing that its counsel concurs in such opinion. The Transferee understands that neither the Company nor its counsel is obligated to provide the Transferee with any such opinion. The Transferee understands that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10. The Transferee knows that tax liability, if any, due to the uncertain value of the shares be the responsibility of Transferee. The Transferee understands that the board of directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of the Transferee’s grant is substantially greater than the Board’s appraisal. The Transferee understands that, subject to the tax rules applicable to tax-exempt organizations, any additional value ascribed to the shares by such an IRS determination may constitute ordinary income to the Transferee as of the purchase date, and that if any additional taxes and interest are due as a result, such taxes and interest would be the Transferee’s sole responsibility payable only by the Transferee, and that the Company need not and will not reimburse the Transferee for that tax liability.

11. Residence. The Transferee is a resident and domiciliary of the state or other jurisdiction hereinafter set forth opposite the Transferee’s signature and the Transferee has no present intention of becoming a resident of any other state or jurisdiction.

By signing below, the Transferee acknowledges the Transferee’s agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and the Transferee’s intent for the Company to rely on such statements in issuing the shares to the Transferee.

MEMORIAL SLOAN-KETTERING CANCER CENTER

By:	/s/ Gregory Raskin
Name:	Gregory Raskin, M.D.
Title:	Exec. Dir., Office of Technology Development
Date:	11/20/2013
Address:

EXHIBIT C

AMENDED AND RESTATED

VOTING RIGHTS AGREEMENT

DATED NOVEMBER 21, 2013

[See attached]

Execution Version

JUNO THERAPEUTICS, INC.

AMENDED AND RESTATED

VOTING AGREEMENT

NOVEMBER 21, 2013

JUNO THERAPEUTICS, INC.

AMENDED AND RESTATED

VOTING AGREEMENT

This Amended and Restated Voting Agreement (this “Agreement”) is made as of November 21, 2013 by and among Juno Therapeutics, Inc., a Delaware corporation (f/k/a FC Therapeutics, Inc.) (the “Company”), the persons and entities listed on Exhibit A (each a “Series A Investor,” and collectively the “Series A Investors”), the persons listed on Exhibit B (each, a “Series A-1 Preferred Holder” and collectively the “Series A-1 Preferred Holders”) and the persons listed on Exhibit C (each a “Founder,” and collectively the “Founders”). The Founders, the Series A-1 Preferred Holders and the Series A Investors are referred to herein collectively as the “Voting Parties.”

RECITALS

A. The Company has sold shares of the Company’s Series A Preferred Stock to the Series A Investors pursuant to the Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as of October 16, 2013 (the “Financing”).

B. The Company acquired substantially all the assets of ZetaRx Biosciences, Inc. (“ZetaRx”) in exchange for the issuance of shares of the Company’s Series A-1 Preferred Stock to ZetaRx, and entered into a collaboration agreement and license agreement with Fred Hutchinson Cancer Research Center (“FHCRC”).

C. The Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate”) provides that the holders of the Company’s common stock and preferred stock, voting together shall be entitled to elect the Company’s directors.

D. As a condition to the Financing, certain of the Voting Parties agreed to enter into the Voting Agreement, dated as of October 16, 2013 (the “Prior Agreement”).

E. The Company and the other Voting Parties party to the Prior Agreement now desire to amend the Voting Agreement in order to, among other things, join Memorial Sloan-Kettering Cancer Center (“MSKCC”) as a Voting Party and agree to certain matters relating to the operation of the Company and the disposition and voting of the capital stock of the Company held by the Voting Parties.

The parties therefore agree as follows:

SECTION 1

VOTING

1.1 General. During the term of this Agreement, the Voting Parties each agree to vote all shares of the Company’s voting securities now or hereafter owned by them, whether beneficially or otherwise, or as to which they have voting power (the “Shares”) in accordance with the provisions of this Agreement.

SECTION 2

ELECTION OF DIRECTORS

2.1 Voting. During the term of this Agreement, each Voting Party agrees to vote all Shares in such manner as may be necessary to elect (and maintain in office) as members of the Company’s board of directors (the “Board”) the following individuals:

(a) Until such time as in the aggregate fewer than 10% of the shares of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) issued pursuant to the Purchase Agreement remain issued and outstanding, one Series A Designee (as defined below);

(b) Four Common Designees (as defined below); and

(c) Four Mutual Designees (as defined below).

2.2 Designation of Directors. The designees to the Company’s board of directors described above (each a “Designee”) shall be selected as follows:

(a) The “Series A Designee” shall be chosen by ARCH Venture Fund II, L.P. or its Affiliates (collectively, “ARCH”, and such director, the “ARCH Designee).

(b) The “Common Designees” shall be chosen as follows:

(i) Two of the Common Designees shall be chosen by FHCRC (such directors, the “FHCRC Designees”); provided, however, that each such designee shall be either (A) the President of FHCRC or (B) approved by the Board in its reasonable discretion; provided, however, that each Common Designee designated pursuant to this clause (B) shall have experience serving on the board of directors of a public company as an Independent Director (as defined below) and shall not be an officer or employee of FHCRC, and FHCRC shall, in good faith, consult with and solicit the approval of the Board in connection any potential Common Designee pursuant to this clause (B); provided, further, however, that the restrictions in this clause (B) with respect to FHCRC’s rights to designate Common Designees shall apply only if, and to the extent, that such reasonableness, consultation, non-employee/officer and public company independent director experience restrictions also similarly apply to any Designees of other licensors to the Company, including MSKCC (as defined below), other than the President or Chief Executive Officer of such licensor (and such restrictions shall be waived with respect to FHCRC to the extent that such restrictions are waived with respect to any other such licensor, including MSKCC); provided, further, however, that any individual listed on Schedule A attached hereto shall be deemed approved by the Board as a Common Designee if so designated by FHCRC; provided, further, however, that Schedule A may be amended to add individuals designated by FHCRC approved by the Board as potential Common Designees and to remove such individuals whose appointment to the Board is determined by the Board, in its reasonable discretion, to be materially detrimental to the Company (any such individual, a “Disqualified Individual”), including, without limitation, individuals who are or become employees or officers of FHCRC and individuals who are or become subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act; and

(ii) Two of the Common Designees shall be chosen by the Memorial Sloan-Kettering Cancer Center (“MSKCC,” and such directors, the “MSKCC Designees”); provided, however, that (A) at least one such designee shall be either the Chief Executive Officer of MSKCC or a member of the Board of Managers and Overseers of MSKCC and (B) any designee other than the Chief Executive Officer of

MSKCC shall be approved by the Board in its reasonable discretion; provided, however, that each Common Designee designated by MSKCC (other than the Chief Executive Officer of MSKCC) shall have experience serving on the board of directors of a public company as an Independent Director (as defined below) and shall not be an officer or employee of MSKCC, and MSKCC shall, in good faith, consult with and solicit the approval of the Board in connection any such potential Common Designee; provided, further, however, that the restrictions in this clause (B) with respect to MSKCC’s rights to designate Common Designees shall apply only if, and to the extent, that such reasonableness, consultation, non-employee/officer and public company independent director experience restrictions also similarly apply to any Designees of other licensors to the Company, including FHCRC, other than the President or Chief Executive Officer of such licensor (and such restrictions shall be waived with respect to MSKCC to the extent that such restrictions are waived with respect to any other such licensor, including FHCRC); provided, further, however, that any individual listed on Schedule A attached hereto shall be deemed approved by the Board as a Common Designee if so designated by MSKCC; provided, further, however, that Schedule A may be amended to add individuals designated by MSKCC approved by the Board as potential Common Designees and to remove Disqualified Individuals.

(iii) Other than the Common Designees, no employees, trustees, faculty, consultants, directors or officers (each, an “Associate”) of MSKCC or FHCRC (each, an “Institution”) shall be appointed to the Board; provided, however, that notwithstanding Section 8.11, the restrictions set forth in this Section 2.2(c)(iii) shall not be waived with respect to any Associate of one Institution (by permitting such Associate to be appointed to the Board in addition to the Common Designees appointed by such Institution) without being waived with respect to an equal number of Associates of the other Institution (each, by permitting such Associate to be appointed to the Board in addition to the Common Designees appointed by such Institution).

(c) The “Mutual Designees” shall be chosen by a majority of the Shares (voting as a single class on an as-converted basis) held by all Voting Parties; provided, however, that one of the Mutual Designees shall be the Company’s Chief Executive Officer (the “CEO Director”), and each other Mutual Designee shall be an independent director, as determined in good faith by the Board and in accordance with the relevant rules and regulations regarding director independence, including those promulgated by the New York Stock Exchange (“NYSE”), NASDAQ Global Market (“NASDAQ”) and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (each such director, an “Independent Director”), with experience serving on the board of directors of a public company as an Independent Director. Such approval shall take the form of a notice signed by holders of Shares holding the requisite voting interest; provided, however, that if no such notice has been delivered to the Secretary of the Company within ten days prior to any regular or special meeting of stockholders or five days after receiving an Action by Written Consent, the Secretary of the Company shall deliver a ballot to each Voting Party. Such ballot shall contain the nominee or nominees of any Voting Party, the names of which were delivered to the Secretary prior to the mailing of the ballot, and shall contain instructions that each Voting Party is to complete and return such ballot to the Secretary of the Company within five days of the effective date of such notice.

2.3 Current Designees. For the purpose of this Agreement, the directors of the Company shall be deemed to include the following Designees:

(a) The ARCH Designee shall be Robert Nelsen.

(b) The Common Designees shall include Larry Corey, President of FHCRC, as an FHCRC Designee. An additional FHCRC Designee will be designated by FHCRC and two additional MSKCC Designees will be designated by MSKCC following the date hereof.

(c) The Mutual Designees shall include:

(i) Hans Bishop, who shall be the CEO Director; and

(ii) Richard Klausner, who the parties hereto acknowledge is an Independent Director as of the date hereof.

2.4 Changes in Designees. From time to time during the term of this Agreement, if the incumbent CEO Director resigns or is terminated from his or her position as the CEO, then such former Chief Executive Officer shall be removed as the CEO Director, which position shall remain vacant until such time as a new Chief Executive Officer of the Company is duly appointed by the Board.

(b) From time to time during the term of this Agreement, if any Common Designee is or becomes a Disqualified Individual, then such person shall be removed as a Common Designee, which position shall remain vacant until a new Common Designee is designated by the Voting Party entitled to designate such Common Designee.

(c) From time to time during the term of this Agreement, Voting Parties who are entitled to select a Designee pursuant to this Agreement may, in each case, in their sole discretion:

(i) notify the Company in writing of an intention to remove from the Board any incumbent Designee who occupies a board seat for which such Voting Parties are entitled to designate the Designee pursuant to Section 2.2 hereof; provided, however, that no Independent Director may be designated for removal pursuant to this Section 2.4(c)(i); or

(ii) notify the Company in writing of an intention to select a new Designee for election to a board seat for which such Voting Parties are entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such board seat).

(d) In the event of such an initiation of a removal or selection of a Designee under this section, the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders, and the Voting Parties shall vote their Shares to cause: (a) the removal from the Board of the Designee or Designees so designated for removal (except for any Independent Director); and (b) the election to the Board of any new Designee or Designees so designated.

2.5 Size of the Board of Directors. During the term of this Agreement, each Voting Party agrees to vote all Shares to maintain the authorized number of members of the Board at nine directors.

2.6 Committee Membership. The Arch Designee shall, at his election, be a member of any committees (whether standing or ad hoc) established by the Company’s board of directors, including the compensation committee or any other committee tasked with overseeing the compensation of the Company’s executive officers.

2.7 No Liability for Election of Recommended Director. None of the parties and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

2.8 Board Expenses. The Company shall promptly reimburse nonemployee members of the Company’s Board for all reasonable out of pocket expenses related to their attendance at board meetings upon receipt of itemized expenses and receipts detailing such costs.

SECTION 3

DRAG-ALONG RIGHTS

3.1 Drag-Along Rights. If the Board and Series A Investors holding at least 75% of the Series A Preferred Stock approve a Change of Control Transaction (as defined below) (the “Dragging Shareholders”), each of the Voting Parties agrees (i) to vote all shares held by such Voting Party in favor of such Change of Control Transaction, and (ii) to sell or exchange the same proportion of shares of common stock then held by such Voting Party (assuming full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by said Voting Party) pursuant to the terms and conditions of such Change of Control Transaction as is being sold or exchanged by the Dragging Shareholders (assuming full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by the Dragging Shareholders), subject to the following conditions:

(a) no Voting Party shall be required to make any representation, covenant or warranty in connection with the Change of Control Transaction, other than as to such Voting Party’s ownership and authority to sell, free of liens, claims and encumbrances, the shares of common stock proposed to be sold by such Voting Party;

(b) the consideration payable with respect to each share in each class or series as a result of such Change of Control Transaction is the same (except for cash payments in lieu of fractional shares) as for each other share in such class or series;

(c) each class and series of capital stock of the Company will be entitled to receive the same form of consideration (and be subject to the same indemnity and escrow provisions) as a result of such Change of Control Transaction;

(d) the payment with respect to each Share is an amount at least equal to the amount payable in accordance with the Company’s certificate of incorporation, if such Change of Control Transaction were deemed a liquidation, dissolution or winding up pursuant to Article V, Section 3(e) thereof; and

(e) the liability of such Voting Party shall in no event exceed the amount of consideration otherwise payable to such Voting Party in connection with the Change of Control Transaction, except with respect to claims of fraud by such Voting Party, the liability for which need not be limited as to such Voting Party;

(f) the terms of the liability for indemnification, if any, of such Voting Party in the Change of Control Transaction, and for the inaccuracy of any representations and warranties made by the Company or other Voting Parties in connection with such Change of Control Transaction, shall be no less favorable to such Voting Party than the terms of such liability applicable to the Dragging Shareholders, including with respect to whether such liability is joint and several; and

(g) in the event of a Change of Control Transaction by merger, consolidation or reorganization, any successor entity to the Company in such Change of Control Transaction shall assume each of (i) the obligations of the Company pursuant to the side letter agreement between FHCRC and the Company, dated as of October 16, 2013 and (ii) the obligations of the Company pursuant to the side letter agreement between MSKCC and the Company, dated as of the date hereof.

SECTION 4

COVENANTS OF THE COMPANY

4.1 Covenants of the Company. The Company agrees to use its best efforts to ensure that the rights given to the Voting Parties hereunder are effective and that the Voting Parties enjoy the benefits thereof. Such actions include, without limitations the use of the Company’s best efforts to cause the nomination and election of the Designees as provided in Section 2, to cause the size of the Board to remain as provided in Section 2.5, to enforce the terms of this Agreement and to inform the Voting Parties of any breach hereof (to the extent the Company has knowledge thereof). The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by any Voting Party in order to protect the rights of the parties hereunder against impairment and to assist the Voting Parties in the exercise of their rights and the performance of their obligations hereunder.

SECTION 5

TERMINATION

5.1 Termination. This Agreement shall terminate upon the earlier of (i) the closing of an Initial Public Offering (as defined below); (ii) a Change of Control Transaction; or (iii) the agreement of a majority-in-interest of the Founders and of the Series A Investors representing at least 75% of the shares of Series A Preferred Stock, acting separately. “Initial Public Offering” means the Company’s first bona fide, firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s Common Stock. “Change of Control Transaction” means either (a) the acquisition of the Company by another entity that is not an Affiliate of the Company by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) that results in the voting securities of the Company outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of the Company, such surviving entity or the entity that controls such surviving entity; or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Company to another entity that is not an Affiliate of the Company. “Affiliate” means, with respect to any entity, another entity that either directly or indirectly, through one (1) or more intermediaries, Controls, is Controlled by or is under common Control with, such entity. “Control” means with regard to any entity, the legal or beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the shares (or other ownership interest, if not a corporation) of such entity through voting rights or through the exercise of rights pursuant to agreement, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity.

SECTION 6

ADDITIONAL SHARES

6.1 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities (other than pursuant to a Change of Control Transaction) are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

SECTION 7

RESTRICTIVE LEGEND

7.1 Restrictive Legend. Each certificate representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading substantially as follows:

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the legend from any such certificate and will place or cause to be placed the legend on any new certificate issued to represent Shares theretofore represented by a certificate carrying the legend.

SECTION 8

MISCELLANEOUS

8.1 Certain Definitions. Shares “held” by a Voting Party shall mean any Shares directly or indirectly owned (of record or beneficially) by such Voting Party or as to which such Voting Party has voting power. “Vote” shall include any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law. A “majority-in-interest” of either the Founders or the Series A Investors shall mean the holders of a majority of the common stock (determined on an as-converted basis) then held by such group.

8.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to a Voting Party) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to a Voting Party, to the Voting Party’s address, facsimile number or electronic mail address as shown in the exhibits to the Purchase Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof, or, until any such Voting Party so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of the relevant Shares for which the Company has contact information in its records; or

(b) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 8725 W. Higgins Road, Suite 290, Chicago, IL, 60631, e-mail: hans.bishop@junotherapeutics.com , or at such other current address as the Company shall have furnished to the Voting Parties, with a copy (which shall not constitute notice) to Patrick Schultheis, Wilson Sonsini Goodrich & Rosati, P.C. 701 Fifth Avenue, Suite 5100, Seattle, WA 98104-7036.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Voting Party consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth in the exhibits to this Agreement (or to any other facsimile number for the Voting Party in the Company’s records), (ii) electronic mail to the electronic mail address set forth in the exhibits to this Agreement (or to any other electronic mail address for the Voting Party in the Company’s records), or (iii) posting on an electronic network together with separate notice to the Voting Party of such specific posting. This consent may be revoked by a Voting Party by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

8.3 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

8.4 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law which would result in the application of the laws of another jurisdiction.

8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

8.6 Further Assurances. Each party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

8.7 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

8.8 No Grant of Proxy. This Agreement does not grant any proxy and should not be interpreted as doing so. Nevertheless, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

8.9 Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law and should not be interpreted as such.

8.10 Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

8.11 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) Founders and Series A-1 Preferred Holders holding a majority of the common stock (determined on an as-converted basis) held by all Founders and Series A-1 Preferred Holders and (iii) Series A Investors holding 75% of the common stock (determined on an as-converted basis) held by all Series A Investors; provided, however, that Series A Investors purchasing Shares under the Purchase Agreement after the Initial First Tranche Closing (as defined in the Purchase Agreement) may become parties to this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Voting Party; and provided, further, that if any amendment, waiver, discharge or termination (i) operates in a manner that treats any Founder or Series A Investor different from other Founders or Series A Investors, as the case may be, the consent of such Founder or Series A Investor shall also be required for such amendment, waiver, discharge or termination, or (ii) with respect to amendments, waivers, discharges or terminations to Section 3 or this Section 8.11, operates in a manner that treats any Voting Party (A) with respect to economic rights, differently and adversely from any other Voting Parties or (B) with respect to any other right, materially differently and adversely from any other Voting Parties, the consent of such Voting Party shall also be required for such amendments, waiver, discharge or termination; and provided, further, that the right of a party or parties to designate a particular director shall not be amended, waived, discharged or terminated without the approval of such party. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Voting Party that has entered into this Agreement and their respective successors and permitted assigns, whether or not such party, successor or assignee entered into or approved such amendment, waiver, discharge or termination. Each Voting Party acknowledges that by the operation of this paragraph, except to the extent provided above, the holders of a majority of the common stock (determined on an as-converted basis) held by all Founders and Series A-1 Preferred Holders and the holders of 75% of the common stock (determined on an as-converted basis) held by all Series A Investors will have the right and power to diminish or eliminate all rights of such Voting Party under this Agreement. The Company shall give prompt written notice of any amendment, waiver, discharge or termination hereunder to any party hereto that did not consent in writing to such amendment, waiver, discharge or termination.

8.12 No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

8.13 Jurisdiction and Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Wilmington, Delaware (or in the event of exclusive federal jurisdiction, the federal courts in Wilmington, Delaware).

8.14 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.15 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

8.17 Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(signature page follows)

The parties are signing this Voting Agreement as of the date stated in the introductory clause.

JUNO THERAPEUTICS, INC. a Delaware corporation

By:

Name:

Title:

(Signature page to the Voting Agreement)

The parties are signing this Voting Agreement as of the date stated in the introductory clause.

INVESTOR

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

(Signature page to the Voting Agreement)

The parties are signing this Voting Agreement as of the date stated in the introductory clause.

INVESTOR

ZETARX BIOSCIENCES, INC.
(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

The parties are signing this Voting Agreement as of the date stated in the introductory clause.

FOUNDER

(Print name of Founder)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Schedule A

Approved Common Designees

Ms. Paula Reynolds

Mr. James Sinegal

Mr. Matthew McIlwain

EXHIBIT D

AMENDED AND RESTATED

INVESTORS RIGHTS AGREEMENT

DATED NOVEMBER 21, 2013

[See attached]

Execution Version

JUNO THERAPEUTICS, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

NOVEMBER 21, 2013

-i-

TABLE OF CONTENTS

(continued)

		Page
6.10	Telecopy Execution and Delivery	23
6.11	Jurisdiction; Venue	24
6.12	Further Assurances	24
6.13	Termination Upon Change of Control	24
6.14	Conflict	24
6.15	Attorneys’ Fees	24
6.16	Aggregation of Stock	24
6.17	Jury Trial	24

-ii-

JUNO THERAPEUTICS, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is dated as of November 21, 2013, and is between JUNO THERAPEUTICS, INC., a Delaware corporation (f/k/a FC Therapeutics, Inc.) (the “Company”), and the persons and entities listed on Exhibit A (each, an “Investor” and collectively, the “Investors”).

RECITALS

A. The Investors are party to (i) the Preferred Stock Purchase Agreement dated as of October 16, 2013, between the Company and the Investors listed on the Schedule of Investors thereto (the “Stock Purchase Agreement”), (ii) the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated September 30, 2013, between the Company and ZetaRx Biosciences, Inc. (“ZetaRx”), (iii) the side letter, between Fred Hutchinson Cancer Research Center (“FHCRC”) and the Company, dated as of October 16, 2013 (the “FHCRC Side Letter”), pursuant to which FHCRC shall receive shares of the common stock of the Company, or (iv) the side letter, between Memorial Sloan-Kettering Cancer Center (“MSKCC”) and the Company, dated as of the date hereof (the “MSKCC Side Letter”), pursuant to which MSKCC shall receive shares of the common stock of the Company.

B. Certain of the Investors are party to the Investors’ Rights Agreement, dated as of October 16, 2013, between the Company and the Investors party thereto (the “Prior Agreement”).

C. The Company and the Investors desire to amend and restate the Prior Agreement to, among other things, provide for the joinder of MKSCC to the Agreement as an Investor.

The parties therefore agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b) “Common Stock” means the Common Stock of the Company.

(c) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Preferred Stock.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e) “Holder” shall mean any Investor who holds Registrable Securities for so long as it holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(f) “Indemnified Party” shall have the meaning set forth in Section 2.6(c).

(g) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

(h) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(i) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than seventy-five percent (75%) of the outstanding Registrable Securities.

(j) “Investors” shall mean the persons and entities listed on Exhibit A.

(k) “New Securities” shall have the meaning set forth in Section 4.1(c).

(l) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities, with respect to which registration rights have been granted.

(m) “Preferred Stock” shall mean the Series A Preferred Stock, and the Series A-1 Preferred Stock of the Company.

(n) “Purchase Agreement” shall have the meaning set forth in the Recitals.

(o) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, (iii) any shares of Common Stock issued or issuable to FHCRC pursuant to the FHCRC Side Letter, (iv) any shares of Common Stock issued to ZetaRx pursuant to the Asset Purchase Agreement and (v) any shares of Common Stock issued or issuable to MSKCC pursuant to the MSKCC Side Letter; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i)-(v) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(p) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(q) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(r) “Restricted Securities” shall mean any Preferred Stock and Registrable Securities required to bear the first legend set forth in Section 2.8(c).

(s) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(t) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(u) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(v) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(w) “Series A Preferred Stock” shall mean the shares of Series A Preferred Stock issued pursuant to the Purchase Agreement.

(x) “Series A-1 Preferred Stock” shall mean the shares of Series A-1 Preferred Stock issued pursuant to the Asset Purchase Agreement.

(y) “Shares” shall mean the Company’s Series A Preferred Stock and Series A-1 Preferred Stock.

(z) Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

SECTION 2

REGISTRATION RIGHTS

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the four (4) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) at an aggregate offering price, net of underwriters’ discounts and expenses, that reflects a pre-money valuation of the Company of less than $125,000,000 and the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $30,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated two such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3.

(c) Deferral. If (i) in the good faith judgment of the board of directors of the Company (the “Board”), the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include other shares of Common Stock, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). The right of any Holder to include all or any portion of its Registrable Securities in such a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (ii) second, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, and (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; provided, however, that no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below fifty percent (50%) percent of the total value of securities included in such registration, unless such offering is the Company’s Initial Public Offering and such registration does not include shares of any other selling stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its initial public offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and 2.1(a)(ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $2,000,000; or

(iii) If, in a given twelve-month period, the Company has previously effected one (1) such registration in such period.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Company.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(d) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(e) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g) If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.3 (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(h) If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(i) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to a majority in interest of the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(k) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(l) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, accountants and investment managers and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will (severally and not jointly), if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the gross proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Preferred Stock or Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each such holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii) The holder shall have given prior written notice to the Company of the holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, the holder shall have furnished the Company, at the holder’s expense, with (i) an opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Restricted

Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. The Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b) Notwithstanding the provisions of Section 2.8(a), no such registration statement or opinion of counsel or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Restricted Securities by any holder to (x) a parent, subsidiary or other affiliate of the holder, if the holder is a corporation, (y) any of the holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the holder, or (iii) transactions involving the distribution or transfer of Restricted Securities by ZetaRX (or its successor) to a successor limited liability company or to ZetaRx’s former stockholders, provided, however, such distribution or transfer must comply with all applicable securities laws; provided, in each case, that the holder shall give written notice to the Company of the holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Each certificate representing Preferred Stock or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Preferred Stockholders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a holder owns any Restricted Securities, furnish to the holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, each holder of Preferred Stock shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such holder (other than those included in the registration) during the period from the filing of a registration statement of the Company filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of the registration statement for the Initial Public Offering and through the end of the 90-day period following the effective date of any registration statement other than the Initial Public Offering. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the applicable period. Each holder of Preferred Stock agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10. Notwithstanding the foregoing: the foregoing provisions shall be applicable only if (i) all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to subject all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock to the same restrictions (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) and (ii) the Company uses its commercially reasonable efforts to obtain the agreement of the managing underwriter to (x) periodic early releases of portions of the securities subject thereto upon the occurrence of certain specified events, and (y) in the event of any early release, all Investors will be released on a pro rata basis from such market stand-off agreements. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all holders subject to such agreements, based on the number of shares subject to such agreements.

2.11 Delay of Registration. No holder of Preferred Stock shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to (A) a parent, subsidiary or other affiliate of the Holder, if the Holder is a corporation, (B) any of the Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, (C) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder, (D) an acquiror of not less than 1,000,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) and (E) if such Holder is ZetaRX (or its successor), to a successor limited liability company or to ZetaRx’s former stockholders; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 of this Agreement, that certain Right of First Refusal and Co-Sale Agreement, dated as of the date hereof, between the Company and the Common Holders and Investors (each as defined in such agreement) party thereto (the “Right of First Refusal and Co-Sale Agreement”), and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding 75% of the Registrable Securities (excluding any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to this Section 2 have terminated in accordance with Section 2.14), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s Initial Public Offering, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, and (ii) five (5) years after the closing of the Company’s Initial Public Offering.

SECTION 3

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish the following reports to each Holder who owns at least 20% of the Shares and/or Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like):

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days after the end of each fiscal year of the Company, consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, all of which shall be certified by the Chief Financial Officer of the Company with regard to the 2013 fiscal year ending December 31, 2013, and all of which thereafter shall be audited and certified by independent public accountants.

(ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.

(iii) As soon as practicable, but in any event within thirty (30) days after the end of each of calendar month, unaudited statements of income and of cash flows for such month, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

(iv) As soon as practicable, but in any event within thirty (30) days prior to the start of each fiscal year, a budget and business plan for such fiscal year (collectively, the “Budget”), approved by the Board and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company.

(b) FHCRC and MSKCC Financial Information. The Company will furnish to each of FHCRC and MSKCC (i) annually, the information described in Sections 3(a)(i) and (iv) above and (ii)(a) on the date each year that is six months after the information described in clause (i) of this sentence is furnished to each of FHCRC and MSKCC, and (b) on each date on which any of FHCRC or MKSCC receives a notice pursuant to Section 4.1(d) of this Agreement, Section 2.2 of the Right of First Refusal and Co-Sale Agreement or with respect to a Change in Control Transaction (as defined in the Voting Agreement) such interim financial reports described in Section 3(a)(ii) and (iii) above as are available at such time; provided, however, that in each case, each of FHCRC and MSKCC shall ensure that such information is kept confidential and that such information is only disclosed to the following individuals: (x) with respect to FHCRC, the President and Director, Executive Vice Presidents, Chief Financial Officer and General Counsel

of FHCRC, and any individual serving on the Executive Committee of the Board of FHCRC; and (y) with respect to MSKCC, the Chief Executive Officer, Chief Financial Officer, Vice President—Research and Technology Management, and Executive Director, Office of Technology Development of MSKCC, and any individual serving on the Executive Committee of the Board of MSKCC.

3.2 Inspection. The Company shall permit CL Alaska L.P., or its affiliated entities that are Holders (“CL Alaska”) (provided that the Board of Directors has not reasonably determined that CL Alaska is a competitor of the Company) and ARCH Venture Fund VII, L.P. or its affiliated entities (“ARCH”) (provided that the Board of Directors has not reasonably determined that ARCH is a competitor of the Company), at such holder’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the holder; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless CL Alaska and ARCH, respectively, agree to execute an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Board Observer.

(a) Board Observer. The Company shall permit each of (i) a representative reasonably acceptable to the Company (the “Series A-1 Representative”) designated from time to time by the holders of Series A-1 Preferred Stock of the Company (the “Series A-1 Preferred Holders”), which Series A-1 Representative shall initially be David Dull, (ii) two representatives reasonably acceptable to the Company designated by CL Alaska (the “CL Alaska Representatives”), (iii) a representative reasonably acceptable to the Company designated from time to time by FHCRC (the “FHCRC Representative”) and (iv) a representative reasonably acceptable to the Company designated from time to time by MSKCC (the “MSKCC Representative,” and each of the MSKCC Representative, the Series A-1 Representative, the CL Alaska Representative and the FHCRC Representative, a “Representative”), in each case, to attend all meetings (whether in person, telephonic or otherwise) of the Board and each Board committee (whether standing or ad hoc) in a non-voting, observer capacity. In addition, the Company shall provide to each Representative, concurrently with the members of the Board and each Board committee (whether standing or ad hoc) or the committees thereof, as applicable, and in the same manner, notice of such meeting and a copy of all materials provided to such members, including minutes of meetings and all materials provided to such members in connection with any action to be taken by the Board or the committees thereof, as applicable, without a meeting.

(b) Expenses. The Company agrees to reimburse the reasonable and documented travel and related expenses of each Representative incurred in connection with such person’s attendance of Board and applicable committee meetings of the Company.

(c) Exclusion. If the Board determines in good faith that exclusion of the Representatives or omission of the information to be provided to a Representative pursuant to this Agreement is necessary in order to (i) preserve the attorney client privilege, or (ii) avoid a conflict of interest between the Company and any Investor, including any Series A-1 Preferred Holder, then the Company shall have the right to exclude the Representative from portions of meetings of the Board or the committees thereof in which such information is discussed, as applicable, or omit to provide the representative with certain information, in each case to the extent deemed necessary by the Board.

3.4 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Preferred Stock holder or Representative by reason of this Agreement shall have access (whether by access to documents or observer’s attendance of Board meetings) to any trade secrets or classified information of the Company (unless the holder or Representative agrees to execute an enforceable confidentiality agreement, in form acceptable to the Company). In the absence of such an executed confidentiality agreement, holder or Representative may be denied access to any confidential documents or information and/or a Representative may be excluded from the portion of Board meeting or committees thereof attended by such Representative during which such confidential information is discussed. In addition, the Company shall not be required to comply with any information or board observer rights of Section 3 (including, without limitation providing competitively or commercially sensitive information that could be used to the Company’s commercial or strategic disadvantage) in respect of any Preferred Stock holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Preferred Stock holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally; provided, however, that a Preferred Stock holder may disclose confidential information (i) to any prospective purchaser of any Preferred Stock from such holder, if such prospective purchaser agrees to be bound by provisions of this Subsection 3.4, (ii) to any partner, member, or stockholder of such holder in the ordinary course of business, provided that such holder informs such person that such information is confidential and such person agrees in writing to maintain the confidentiality of such information; (iii) as may otherwise be required by law, provided that the holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure; or (iv) in the case of the Series A-1 Representative, to any director or manager of ZetaRx or of the successor limited liability company to ZetaRx, as applicable, that executes a confidentiality agreement with respect to such information in a form reasonably satisfactory to the Company, which confidentiality agreement shall include, without limitation, a representation that such director or manager, as applicable, is not an officer, employee, director or holder of more than ten percent (10%) of any entity or person involved in the any business relating to immunotherapy for human disease; and provided, further, that in no event shall any Preferred Stock holder or any Representative disclose confidential information to entity or person whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor.

3.5 Insurance. Within 90 days of the date hereof, the Company shall purchase and at all times thereafter the Company shall maintain in full force and effect, (i) term life insurance, payable to the Company, on the life of its chief executive officer in the amount of $1,000,000 and (ii) directors and officers liability insurance (which shall also cover any entity deemed a controlling person of the Company under Section 15 of the Securities Act or Section 20 of the Exchange Act), in each case from financially sound and reputable insurers and in amount determined by a majority of the Company’s board of directors, in any event not less than $3,000,000 and reasonably satisfactory to CL Alaska and the Investors entitled to designate such directors pursuant to the Voting Agreement.

3.6 Proprietary Invention and Assignment Agreements. Each technical employee and managerial employee of the Company has executed or shall execute one or more agreements for the benefit of the Company with respect to confidential information, assignment of inventions and non-competition and non-solicitation, and no such employee has excluded or shall exclude works or inventions from his or her assignment of inventions to the Company, except as permitted by the board of directors of the Company.

3.7 Termination of Covenants. The covenants set forth in Section 3.1 and the rights of the Series A-1 Preferred Holders, FHCRC and MSKCC in Section 3.3 shall terminate and be of no further force and effect after the closing of the Company’s Initial Public Offering. The rights of CL Alaska in Sections 3.2 and 3.3 shall terminate and be of no further force and effect upon the latter of: (a) the closing of the Company’s Initial Public Offering, or (b) CL Alaska owning less than 10% of all the Company shares of Common Stock outstanding (assuming full conversion or exercise of all outstanding Company convertible securities, rights, options and warrants).

SECTION 4

RIGHT OF FIRST OPTION

4.1 Right of First Option. (a) (a) The Company hereby grants to each Holder the right of first option to purchase its pro rata share of New Securities (as defined in Section 4.1(c)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement, subject to Sections 4.1(b)-(e). A Holder’s pro rata share, for purposes of this right of first option, is equal to the ratio of (a) the number of shares of Common Stock owned by such Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by said Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants). Each Holder (including CL Alaska) shall have a right of over-allotment such that if any Holder fails to exercise its rights hereunder to purchase its pro rata share of New Securities, the other Holders may purchase the non-purchasing Holder’s portion on a pro rata basis.

(b) In addition to the rights granted pursuant to Section 4.1(a) above, the Company hereby grants to CL Alaska, the right of first option to purchase an additional number of New Securities), in each issuance of New Securities after the date of this Agreement, equal to the amount by which the CL Alaska Participation Shares exceeds CL Alaska’s pro rata share as calculated in accordance with Section 4.1(a), subject to Section 4.1(c)-(e); provided, however, that the number of New Securities that CL Alaska shall have the right of first option to purchase in any issuance pursuant to Sections 4.1(a) and (b) shall in no event exceed the amount by which (i) the total number of shares of New Securities issued in such issuance exceeds (ii) the aggregate number of New Securities subject to the right of first option which each other Holder elects to purchase pursuant to Section 4.1(a). The “CL Alaska Participation Shares” with respect to any new issuance shall be a number of shares of New Securities equal to the lesser of (a) 64.71% of the New Securities issued by the Company in such issuance and (b) a number of New Securities equal to the positive difference, if any, by which (1) a number equal to 50% of the number of shares of Common Stock outstanding immediately following such issuance of New Securities (assuming full conversion of the Shares and New Securities and full conversion or exercise of all outstanding Company convertible securities, rights, options and warrants) exceeds (2) the number of shares of Common Stock owned by CL Alaska immediately prior to such issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by CL Alaska), such positive difference rounded to the next whole share.

(c) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) the Series A-1 Preferred Stock and the first eighty-eight million two hundred thousand (88,200,000) shares of Series A Preferred Stock issued by the Company (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like), and, in each case, the Conversion Stock issuable with respect thereto;

(ii) securities issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements approved by the board of directors of the Company including the ARCH Designee (as defined in that certain Voting Agreement entered into by and among the Company, the Series A Investors, the Series A-1 Preferred Holders and the Founders, each as defined therein, on the date hereof (the “Voting Agreement”)) ;

(iii) securities issued pursuant to the conversion or exercise of any outstanding convertible or exercisable securities as of the date of this Agreement;

(iv) securities issued or issuable as a dividend or distribution on Preferred Stock of the Company or pursuant to any similar event;

(v) securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, in each case for consideration other than cash, provided, that such issuances are approved by the board of directors of the Company;

(vi) securities issued or issuable to banks, equipment lessors, real property lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing, commercial leasing or real property leasing transaction approved by the board of directors of the Company including the ARCH Designee;

(vii) securities or rights, options or warrants to acquire any security of the Company issued or granted in connection with sponsored research, collaboration, technology license, development, OEM, marketing, or other similar agreements or strategic partnerships in which the Company enters into a simultaneous business relationship with the investor, approved by the board of directors of the Company including the ARCH Designee;

(viii) securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the board of directors of the Company; and

(ix) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (viii) above.

(d) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share (or, in the case of CL Alaska, its pro rata share and any CL Alaska Participation Shares) of such New Securities and to indicate whether such Holder desires to exercise its over-allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached as Schedule 1, and stating therein the quantity of New Securities to be purchased. Each such Holder may specify that the New Securities purchased by such Holder pursuant to this Section 4.1 may be purchased and/or issued and delivered to one or more designees of such Holder; provided, however, that any such purchaser designee must be reasonably acceptable to the Company; provided, further in no event shall the Company be required to issue any shares to any such designee if the Company believes, upon advice of counsel, that such issuance shall not be exempt from registration under applicable federal and state securities laws, or that such issuance would otherwise violate such laws; and provided, further, that the Company may require, as a condition of any issuance of New Securities to any such designee, that the designee execute such documents as the Company may reasonably request in connection with such issuance, including documents intended to verify such designee’s status as an “accredited investor” pursuant to Rule 501 of the Securities Act, documents otherwise reasonably necessary, in the determination of counsel to the Company, for such issuance to be made in compliance with applicable federal and state securities laws, and counterpart signature pages to this Agreement, the Voting Agreement and the Right of First Refusal and Co-Sale Agreement. For avoidance of doubt, any former stockholder of ZetaRx to which the issuance of shares would be exempt under applicable federal and state securities laws and that satisfies the other requirements of this Section 4.1(d) shall be reasonably acceptable to the Company as a purchaser designee.

(e) In the event the Holders fail to exercise fully the right of first option and over-allotment rights, if any within said twenty (20) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Holders’ right of first option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Holders delivered pursuant to Section 4.1(d). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in this Section 4.1.

(f) The right of first option granted under this Agreement shall expire upon the Company’s Initial Public Offering. The right of first option granted under this Agreement shall not be applicable to the Company’s Initial Public Offering; provided, however, that the Company hereby grants to CL Alaska the right to purchase a number of New Securities issued in the Company’s Initial Public Offering with an aggregate purchase price (as determined based on the per share price-to-the-public in such Initial Public Offering) (the “IPO Price”) of up to $25,000,000; provided, however, that such right shall not be exercisable by CL Alaska unless it agrees to purchase a number of shares of Common Stock with an aggregate purchase price of at least $10,000,000 (the “CL Alaska IPO Right”). CL Alaska must provide notice to the Company of its intention to exercise the IPO Right within ten (10) days following receipt by CL Alaska of notice delivered by the Company pursuant to Section 2.2(a) of the proposed Initial Public Offering; provided, however, that CL Alaska may, at its election, specify in such notice that it instead elects to enter into good faith negotiations with the Company regarding a “side car” private offering conducted simultaneously with the Company’s Initial Public Company for the same amounts set forth in this Section 4.1(f), such private offering to be subject to further conditions and adjustments; provided, further, however, that in no event shall the Company take any action pursuant to this Section 4.1(f) or any other provision of this Agreement unless such action is in compliance with all applicable federal and state securities laws.

SECTION 5

RESTRICTIONS ON TRANSFER

5.1 Limitations on Disposition. Each person owning of record shares of Common Stock of the Company issued or issuable pursuant to the conversion of the Preferred Stock and any shares of Common Stock of the Company issued as a dividend or other distribution with respect thereto or in exchange therefor or in replacement thereof (collectively, the “Securities”) or any assignee of record of Securities hereby agrees not to make any disposition of all or any portion of any Securities unless and until:

(a) there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) such holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of Sections 5.1(a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Securities in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of any Securities by a holder that is a partnership, limited liability company, a corporation or a venture capital fund to (A) a partner of such partnership, a member of such limited liability company or stockholder of such corporation, (B) an affiliate of such partnership, limited liability company or corporation (including, without limitation, any affiliated investment fund of such holder), (C) a retired partner of such partnership or a retired member of such limited liability company, (D) the estate of any such partner, member or stockholder, or (iii) for the transfer by gift, will or intestate succession by any holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in the case of clauses (ii) and (iii) the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Investor hereunder and in the case of clause (iii) the transfer was without additional consideration or at no greater than cost.

SECTION 6

MISCELLANEOUS

6.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding 75% of the Registrable Securities issued or issuable upon conversion of shares of Series A Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14); provided, however, that Holders purchasing shares of Series A Preferred Stock in a Closing after the Initial First Tranche Closing (each as defined in the Purchase Agreement), including CL Alaska, may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder; and provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination; provided, further, that the waiver of the provisions of Section 4.1 with respect to any issuance of New Securities shall be deemed to treat certain Holders differently than other Holders unless no Holder purchases New Securities in such issuance. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that, except to the extent provided above, by the operation of this paragraph, the holders of at least 75% of the Series A Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

6.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or a Holder) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Stock Purchase Agreement or Asset Purchase Agreement, as may be updated in accordance with the provisions hereof,

(b) if to any Holder, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 8725 W. Higgins Road, Suite 290, Chicago, IL 60631, e-mail: hans.bishop@junotherapeutics.com, or at such other current address as the Company shall have furnished to the Investors or Holders, with a copy (which shall not constitute notice) to Patrick J. Schultheis, Wilson Sonsini Goodrich & Rosati, P.C., 701 Fifth Avenue, Suite 5100, Seattle, WA 98104.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor and Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Investor or Holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor or Holder in the Company’s records), or (iii) posting on an electronic network together with separate notice to the Investor or Holder of such specific posting. This consent may be revoked by an Investor or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

6.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law which would result in the application of the laws of another jurisdiction.

6.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company; provided that transfers of Shares and all other rights and obligations under this Agreement accompanying such transfer of Shares may be made pursuant to the provisions of Section 5 without any additional Company consent pursuant to this Section 6.4. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

6.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

6.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

6.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

6.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

6.11 Jurisdiction; Venue. Each of the parties hereto hereby submits and consents irrevocably to the exclusive jurisdiction of, and venue in, the courts in Wilmington, Delaware (or in the event of exclusive federal jurisdiction, the federal courts in Wilmington, Delaware) for the interpretation and enforcement of the provisions of this Agreement. Each of the parties hereto also agrees that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 6.2 or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

6.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

6.13 Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease, exclusive license or other conveyance of all substantially all of the assets of the Company.

6.14 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control.

6.15 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.16 Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

6.17 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(signature page follows)

The parties are signing this Investors’ Rights Agreement as of the date stated in the introductory clause.

JUNO THERAPEUTICS, INC. a Delaware corporation

By:

Name:

Title:

(Signature page to the Investors’ Rights Agreement)

The parties are signing this Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

SCHEDULE 1

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST OPTION

I do hereby waive or exercise, as indicated below, my rights of first option under the Investors’ Rights Agreement dated as of [                    ] (the “Agreement”):

1.	Waiver of [ ] days’ notice period in which to exercise right of first option: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the [ ]-day notice period provided to exercise my right of first option granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

2.	Issuance and Sale of New Securities: (please check only one)

( )	WAIVE in full the right of first option granted under the Agreement with respect to the issuance of the New Securities.

( )	ELECT TO PARTICIPATE in $ (please provide amount) in New Securities proposed to be issued by JUNO THERAPEUTICS, INC., a [insert company jurisdiction] corporation, representing LESS than my pro rata portion of the aggregate of $[ ] in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in $ in New Securities proposed to be issued by JUNO THERAPEUTICS, INC., a [insert company jurisdiction] corporation, representing my FULL pro rata portion of the aggregate of $[ ] in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $[ ] in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $ (please provide amount) or (y) my pro rata portion of any remaining investment amount available in the event other Holders do not exercise their full rights of first option with respect to the $[ ] in New Securities being offered in the financing.

Date:

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. The company will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.

EXHIBIT E

AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND

CO-SALE AGREEMENT

DATED NOVEMBER 21, 2013

[See attached]

Execution Version

JUNO THERAPEUTICS, INC.

AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

NOVEMBER 21, 2013

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TABLE OF CONTENTS

(continued)

		Page
8.11	Titles and Subtitles	11
8.12	Entire Agreement	11
8.13	Delays or Omissions	11
8.14	Telecopy Execution and Delivery	11
8.15	Jurisdiction; Venue	11
8.16	Aggregation	11
8.17	Jury Trial	11

-ii-

JUNO THERAPEUTICS, INC.

AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Amended and Restated Right of First Refusal and Co-Sale Agreement (this “Agreement”) is dated as of November 21, 2013, and is between JUNO THERAPEUTICS, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Exhibit A (each, an “Investor,” and collectively, the “Investors”), and the individuals listed on Exhibit B (each, a “Common Holder,” and collectively, the “Common Holders”).

RECITALS

A. Each Common Holder, including Fred Hutchinson Cancer Research Center (“FHCRC”), currently owns that number of shares of the Company’s Common Stock indicated beside such Common Holder’s name in the exhibits hereto.

B. The Investors are parties to the (i) Preferred Stock Purchase Agreement dated as of October 16, 2013, between the Company and the Investors listed on the Schedule of Investors thereto (the “Stock Purchase Agreement”) and (ii) the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated September 30, 2013 between the Company and ZetaRx Biosciences, Inc. (“ZetaRx”).

C. Each Common Holder and Investor is party to the Right of First Refusal and Co-Sale Agreement, dated as of October 16, 2013, between the Company, the Investors and the Common Holders party thereto (the “Prior Agreement”).

D. Memorial Sloan-Kettering Cancer Center (“MSKCC”) is party to a side letter between MSKCC and the Company, dated as of the date hereof (the “MSKCC Side Letter”), pursuant to which MSKCC shall receive shares of the common stock of the Company.

E. The Company, the Investors and the Common Holders party to the Prior Agreement now desire to amend the Prior Agreement in order to, among other things, join MSKCC as a Common Holder.

The parties therefore agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a) “Common Stock” means the common stock of the Company.

(b) “Change of Control” means the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions.

(c) “Convertible Securities” means all then outstanding options, warrants, rights, convertible notes, preferred stock or other securities of the Company directly or indirectly convertible into or exercisable for shares of Common Stock.

(d) “Co-Sale Eligible Investor” means each Eligible Investor other than (i) an Eligible Investor who has exercised its right in Sections 3.2 and/or 3.3, as the case may be, (ii) FHCRC and (iii) MSKCC.

(e) “Days” means calendar days; provided that if any day on which a period specified in this Agreement would otherwise terminate falls on a weekend or a federal holiday, the term “day” shall mean the next business day.

(f) “Eligible Investor” means each of (i) any Investor, (ii) FHCRC and (iii) MSKCC.

(g) “Preferred Stock” means the Series A Preferred Stock and the Series A-1 Preferred Stock of the Company.

(h) “Rights of Co-Sale” means the rights of co-sale provided to the Co-Sale Eligible Investors in Section 4.

(i) “Rights of First Refusal” means the rights of first refusal provided to the Company and the Eligible Investors in Section 3.

(j) “Seller” means any Common Holder proposing to Transfer Seller Shares.

(k) “Seller Shares” means all shares of Common Stock of the Company owned as of the date hereof or hereafter acquired by a Common Holder, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like.

(l) “Transfer,” “Transferring,” “Transferred,” or words of similar import, mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

(i) any transfers of Seller Shares by a Seller to Seller’s spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of Seller, or to a trust or trusts for the exclusive benefit of Seller or those members of Seller’s family specified in this Section 1.1(l)(i) or transfers of Seller Shares by Seller by devise or descent; provided that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;

(ii) any bona fide gift effected for tax planning purposes, provided that the pledgee, transferee or donee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;

(iii) on a cumulative basis, up to 5% of Seller Shares (calculated as of the date of this Agreement) held by the Seller;

(iv) by operation of law;

(v) any transfer to the Company or an Eligible Investor pursuant to the terms of this Agreement; and

(vi) any repurchase of Seller Shares by the Company pursuant to agreements under which the Company has the option to repurchase such Seller Shares upon the occurrence of certain events, such as termination of employment, or in connection with the exercise by the Company of any rights of first refusal.

If a Seller plans to make any of the above excepted transfers, then, prior to transferring its Seller Shares, the Seller shall deliver to the Company a written notice stating: (i) Seller’s bona fide intention to make an excepted transfer of its Seller Shares; (ii) the name, address and phone number of each proposed transferee; (iii) the aggregate number of Seller Shares to be transferred to each proposed transferee; and (iv) the section in this agreement upon which Seller is relying in making an excepted transfer.

SECTION 2

RESTRICTIONS ON TRANSFER

2.1 General. Before a Seller may Transfer any Seller Shares, Seller must comply with the provisions of Section 2.2, Section 3 and Section 4. Each Common Holder represents and warrants that it is the sole legal and beneficial owner of its Seller Shares and, subject to any restrictions imposed under the Company’s certificate of incorporation or bylaws, or under any restricted stock purchase agreement with the Company, that no other person or entity has any interest (other than a community property interest) in such shares.

2.2 Notice of Proposed Transfer. Prior to Seller Transferring any of its Seller Shares, Seller shall deliver to the Company and the Eligible Investors a written notice (the “Transfer Notice”) in substantially the form attached hereto as Exhibit C, stating: (i) Seller’s bona fide intention to Transfer such Seller Shares; (ii) the name, address and phone number of each proposed purchaser or other transferee (each, a “Proposed Transferee”); (iii) the aggregate number of Seller Shares proposed to be Transferred to each Proposed Transferee (the “Offered Shares”); (iv) the bona fide cash price or, in reasonable detail, other consideration for which Seller proposes to Transfer the Offered Shares (the “Offered Price”); and (v) each Eligible Investor’s right to exercise either its Right of First Refusal or its Right of Co-Sale (but not both rights) with respect to the Offered Shares.

SECTION 3

RIGHT OF FIRST REFUSAL

3.1 Exercise by the Company.

(a) For a period of twenty (20) days (the “Initial Exercise Period”) after the last date on which the Transfer Notice is, pursuant to Section 8.1, deemed to have been delivered to the Company and all Eligible Investors, the Company shall have the right to purchase all or any part of the Offered Shares on the terms and conditions set forth in this Section 3. In order to exercise its right hereunder, the Company must deliver written notice to Seller within the Initial Exercise Period.

(b) Upon the earlier to occur of (i) the expiration of the Initial Exercise Period or (ii) the time when Seller has received written confirmation from the Company regarding its exercise of its Right of First Refusal, the Company shall be deemed to have made its election with respect to the Offered Shares, and the shares for which the Eligible Investors may exercise their Rights of First Refusal (as described below) shall be correspondingly reduced, if appropriate.

3.2 Initial Exercise by the Eligible Investors.

(a) Subject to the limitations of this Section 3.2, during the Initial Exercise Period, the Eligible Investors shall have the right to purchase, in the aggregate, all or any part of the Offered Shares not purchased by the Company pursuant to Section 3.1 (the “Remaining Shares”) on the terms and conditions set forth in this Section 3. In order to exercise its rights hereunder, such Eligible Investor must provide written notice delivered to Seller within the Initial Exercise Period.

(b) To the extent the aggregate number of shares that the Eligible Investors desire to purchase (as evidenced in the written notices delivered to Seller) exceeds the Remaining Shares, each Eligible Investor so exercising will be entitled to purchase its pro rata share of the Remaining Shares, which shall be equal to that number of the Remaining Shares equal to the product obtained by multiplying (x) the number of Remaining Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and other Convertible Securities into Common Stock) held by such Eligible Investor on the date of the Transfer Notice and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and other Convertible Securities into Common Stock) held on the date of the Transfer Notice by all Eligible Investors (“Pro Rata ROFR Share”).

(c) Within five (5) days after the expiration of the Initial Exercise Period, Seller will give written notice to the Company and each Eligible Investor specifying the number of Offered Shares to be purchased by the Company and each Eligible Investor exercising its Right of First Refusal (the “ROFR Confirmation Notice”). The ROFR Confirmation Notice shall also specify the number of Offered Shares not purchased by the Company or the Eligible Investors, if any, pursuant to Sections 3.1 and 3.2 (“Unsubscribed Shares”) and shall list each Participating Investor’s (as defined in Section 3.3) Subsequent Pro Rata Share (as described in Section 3.3) of any such Unsubscribed Shares.

3.3 Subsequent Exercise by the Eligible Investors. To the extent that there remain any Unsubscribed Shares, each Eligible Investor electing to exercise its right to purchase at least its full Pro Rata ROFR Share of the Remaining Shares under Section 3.2 (a “Participating Investor”) shall have a right to purchase all or any part of the Unsubscribed Shares; however, to the extent the aggregate number of shares that the Participating Investors desire to purchase (as evidenced in written notices delivered to the Seller) exceeds the remaining Unsubscribed Shares, each Participating Investor so exercising (an “Electing Participating Investor”) will be entitled to purchase that number of the Unsubscribed Shares equal to the product obtained by multiplying (x) the number of Unsubscribed Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by such Electing Participating Investor and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by all Electing Participating Investors (“Subsequent Pro Rata Share”). In order to exercise its rights hereunder, such Electing Participating Investor must provide written notice to Seller with a copy to the Company and each Eligible Investor within fifteen (15) days after the expiration of the Initial Exercise Period (the “Subsequent Exercise Period”).

3.4 Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or by an Eligible Investor exercising its Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 3.5. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, and approved by holders of 75% of the shares of Series A Preferred Stock, which determination will be binding upon the Company, each Eligible Investor and Seller, absent fraud or error.

3.5 Closing; Payment. Subject to compliance with applicable state and federal securities laws, the Company and the Eligible Investors exercising their Rights of First Refusal shall effect the purchase of all or any portion of the Offered Shares, including the payment of the purchase price, within ten (10) days after the later of (i) delivery of the ROFR Confirmation Notice and (ii) expiration of the Subsequent Exercise Period (the “Right of First Refusal Closing”). Payment of the purchase price will be made, at the option of the party exercising its Right of First Refusal, (i) in cash (by check), (ii) by wire transfer or (iii) by cancellation of all or a portion of any outstanding indebtedness of Seller to the Company or the Eligible Investor, as the case may be, or (iv) by any combination of the foregoing. At such Right of First Refusal Closing, Seller shall deliver to each of the Company and the Eligible Investors exercising their Rights of First Refusal, one or more certificates, properly endorsed for transfer, representing such Offered Shares so purchased.

3.6 Exclusion from Right of First Refusal. This Right of First Refusal shall not apply with respect to shares sold and to be sold by Eligible Investors pursuant to the Right of Co-Sale (set forth in Section 4).

SECTION 4

RIGHT OF CO-SALE

4.1 Exercise by the Eligible Investors.

(a) Subject to the limitations of this Section 4, to the extent that the Company and the Eligible Investors do not exercise their respective Rights of First Refusal with respect to all or any part of the Offered Shares or the Remaining Shares, as applicable, pursuant to Section 3, then, each Co-Sale Eligible Investor shall have the right to participate in such sale of the Offered Shares which are not being purchased by the Company or the Eligible Investors pursuant to their respective Rights of First Refusal (“Residual Shares”), on the same terms and conditions as specified in the Transfer Notice, to the extent described in Section 4.1(b). To exercise its rights hereunder, each Co-Sale Eligible Investor (a “Selling Investor”) must have provided a written notice to Seller within the Initial Exercise Period indicating the number of shares it holds that it wishes to sell pursuant to this Section 4.1.

(b) Each Selling Investor will be entitled to sell up to its pro rata share of the Residual Shares, which shall be equal to the product obtained by multiplying (x) the number of Residual Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by such Selling Investor and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by Seller and the Selling Investors (“Pro Rata Co-Sale Share”).

(c) Within ten (10) days after the expiration of the Initial Exercise Period, Seller will give written notice to the Company and each Selling Investor specifying the number of Residual Shares to be sold by each Selling Investor exercising its Right of Co-Sale (the “Co-Sale Confirmation Notice”).

4.2 Closing; Consummation of the Co-Sale. Subject to compliance with applicable state and federal securities laws, the sale of the Residual Shares by the Selling Investors shall occur within ten (10) days after delivery of the Co-Sale Confirmation Notice (the “Co-Sale Closing”). If a Selling Investor exercised the Right of Co-Sale in accordance with this Section 4, then such Selling Investor shall deliver to Seller at or before the Co-Sale Closing, one or more certificates, properly endorsed for Transfer, representing the number of Residual Shares that the Selling Investor is entitled to sell pursuant to this Section 4. At the Co-Sale Closing, Seller shall cause such certificates or other instruments to be Transferred and delivered to the Transferee pursuant to the terms and conditions specified in the Transfer Notice, and Seller will remit, or will cause to be remitted, to each Selling Investor, at the Co-Sale Closing, that portion of the proceeds of the Transfer to which each Selling Investor is entitled by reason of each Selling Investor’s participation in such Transfer pursuant to the Right of Co-Sale.

4.3 Exclusion from Co-Sale Right. This Right of Co-Sale shall not apply with respect to Common Stock (including shares issued or issuable upon conversion of Preferred Stock) sold or to be sold to Eligible Investors or the Company pursuant to the Right of First Refusal.

4.4 Multiple Series, Class or Type of Stock. If the Offered Shares consist of more than one series, class or type of security, Seller has the right to Transfer hereunder each such series, class or type; provided that if, as to the Right of Co-Sale, a Selling Investor does not hold any of such series, class or type and the Proposed Transferee is not willing, at the Co-Sale Closing, to purchase some other series, class or type of security from such Selling Investor, or is unwilling to purchase any security from such Selling Investor at the Co-Sale Closing, then such Selling Investor will have the put right (the “Put Right”) set forth in Section 5.2.

4.5 Seller’s Right To Transfer. If any of the Offered Shares remain available after the exercise of all Rights of First Refusal and all Rights of Co-Sale, then the Seller shall be free to Transfer, subject to Section 5, any such remaining shares to the Proposed Transferee at the Offered Price in accordance with the terms set forth in the Transfer Notice; provided, however, that if the Offered Shares are not so Transferred during the seventy-two (72) day period following the deemed delivery of the Transfer Notice, then Seller may not Transfer any of such remaining Offered Shares without complying again in full with the provisions of this Agreement.

4.6 Survival of Rights. The exercise or non-exercise of the rights of any Investor hereunder to participate in one or more Transfers made by any Seller shall not adversely affect its right to participate in subsequent Transfers subject to Sections 3 and 4.

SECTION 5

CONDITIONS TO VALID TRANSFER

5.1 Generally. Any attempt by any Seller to Transfer any Seller Shares in violation of any provision of this Agreement will be void. No securities shall be transferred by Seller unless (i) such Transfer is made in compliance with all of the terms of this Agreement and all applicable federal and state securities laws and (ii) prior to such Transfer, the transferee or transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement. The Company will not be required to (i) transfer on its books any shares that have been Transferred in violation of any provisions of this Agreement or (ii) to treat as owner of such shares, or accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such shares may have been so Transferred.

5.2 Put Right. If a Seller Transfers any Seller Shares in contravention of the Right of Co-Sale under this Agreement (a “Prohibited Transfer”), or if the Proposed Transferee of Offered Shares desires to purchase a class, series or type of stock offered by Seller but not held by a Selling Investor, or the Proposed Transferee is unwilling to purchase any securities from a Selling Investor, such Selling Investor may, by delivery of written notice to such Seller (a “Put Notice”) within ten (10) days after the later of (i) the Co-Sale Closing and (ii) the date on which such Selling Investor becomes aware of the Prohibited Transfer or the terms thereof, require such Seller to purchase from such Selling Investor that number of shares of Preferred Stock (on an as-converted basis) or Common Stock (subject to Section 5.2(b)) that is equal to the number of Residual Shares such Selling Investor would have been entitled to Transfer to the purchaser (the “Put Shares”). Such sale shall be made on the following terms and conditions:

(a) The price per share at which the Put Shares are to be sold to Seller shall be equal to the price per share that the Selling Investor would have received at the Co-Sale Closing of such Prohibited Transfer if such Selling Investor had sold such Put Shares at the Co-Sale Closing. Such purchase price of the Put Shares shall be paid in cash or such other consideration as Seller received in the Prohibited Transfer or at the Co-Sale Closing. Seller shall also reimburse the Selling Investor for any and all fees and expenses, including, but not limited to, legal fees and expenses, incurred pursuant to the exercise or attempted exercise of such Selling Investor’s Rights of Co-Sale pursuant to Section 4 or in the exercise of its rights under this Section 5 with respect to the Put Shares.

(b) The Put Shares of Stock to be sold to Seller shall be of the same class or type as Transferred in the Prohibited Transfer or at the Co-Sale Closing if such Selling Investor then owns securities of such class or type. If such Selling Investor does not own any of such class or type, the Put Shares shall be shares of Common Stock (or Preferred Stock convertible into Common Stock at the option of the holder thereof).

(c) The closing of such sale to Seller will occur within ten (10) days after the date of such Selling Investor’s Put Notice to such Seller. At such closing, the Selling Investor shall deliver to Seller the certificate or certificates representing the Put Shares to be sold, each certificate to be properly endorsed for transfer, and immediately upon receipt thereof, such Seller shall pay the aggregate purchase price therefor, and the amount of reimbursable fees and expenses, as specified in Section 5.2(a).

SECTION 6

RESTRICTIVE LEGEND AND STOP TRANSFER ORDERS

6.1 Legend. Each Common Holder understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Seller Shares by such Common Holder:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON TRANSFEREES OF THESE SHARES.

6.2 Stop Transfer Instructions. In order to ensure compliance with the restrictions referred to herein, each Seller agrees that the Company may issue appropriate “stop transfer” certificates or instructions in the event of a Transfer in violation of any provision of this Agreement and that it may make appropriate notations to the same effect in its records.

SECTION 7

TERMINATION

7.1 Termination. The Eligible Investors’ Rights of First Refusal and Rights of Co-Sale shall terminate upon the earliest to occur of (i) the closing of a Qualified Public Offering (as defined below); provided, however, that such rights shall be deemed to be terminated immediately prior to such Qualified Public Offering without any further action on the part of the Company or the parties hereto, (ii) the date on which this Agreement is terminated by a writing executed by holders of at least 75% of the shares of Series A Preferred Stock then held by the Investors (on an as converted to common basis), (iii) a Deemed Liquidation Event (as that term is defined in the Company’s certificate of incorporation), or (iv) immediately prior to the effective date of a Change of Control. The Company’s Right of First Refusal will terminate upon the earliest to occur of (i) a written election of the Company pursuant to an action by the Board of Directors, or (ii) the occurrence of any of (i), (iii) or (iv) in the preceding sentence. A “Qualified Public Offering” shall have the meaning set forth in the Company’s certificate of incorporation.

SECTION 8

MISCELLANEOUS

8.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor, a Seller or any other holder of Company securities subject to this Agreement) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the exhibits to the Stock Purchase Agreement or Asset Purchase Agreement, as may be updated in accordance with the provisions hereof;

(b) if to a Seller, to the Seller’s address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof;

(c) if to any other holder of Company securities subject to this Agreement, to such address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of such securities for which the Company has contact information in its records; or

(d) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 8725 W. Higgins Road, Suite 290, Chicago, IL, 60631, e-mail: hans.bishop@junotherapeutics.com, or at such other current address as the Company shall have furnished to the Investors, Sellers or other such holders, with a copy (which shall not constitute notice) to Patrick J. Schultheis, Wilson Sonsini Goodrich & Rosati, P.C., 701 Fifth Avenue, Suite 5100, Seattle, WA 98104.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor, Seller or other security holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth in the exhibits to this Agreement (or to any other facsimile number for the Investor, Seller or other security holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth in the exhibits to this Agreement (or to any other electronic mail address for the Investor, Seller or other security holder in the Company’s records), or (iii) posting on an electronic network together with separate notice to the Investor, Seller or other security holder of such specific posting. This consent may be revoked by an Investor, Seller or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

8.2 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company; provided, however, that the Company’s consent shall not be required for the distribution or transfer of ZetaRx (or its successor’s) rights as an Investor to a successor limited liability company or to ZetaRx’s former stockholders or CL Alaska L.P. (or its successor’s) rights as an Investor to CL Alaska L.P.’s partners, in either case if such transfer complies with all applicable securities laws; provided, further, however, and for the avoidance of doubt, that, following such distribution or transfer, such transferees shall execute a counterpart signature page to this Agreement as Investors hereunder. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void; provided, however, that an Investor may transfer its rights, duties and obligations hereunder to its affiliates without the Company’s consent. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.3 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.4 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this

Agreement and signed by (i) the Company, (ii) Common Holders holding a majority of the Seller Shares (on an as converted to common stock basis) held by all Common Holders and (iii) Investors holding at least 75% of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that Investors purchasing Shares in a Closing after the Initial First Tranche Closing (as such terms are defined in the Purchase Agreement) may become parties to this Agreement by executing a counterpart of this Agreement, without any amendment of this Agreement, pursuant to this paragraph or any consent or approval of any other Investor; and provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor or Common Holder materially different from other Investors or Common Holders, respectively, the consent of such Investor or Common Holder shall also be required for such amendment, waiver, discharge or termination; and provided, further, that the consent of the Common Holders shall not be required for any amendment, waiver, discharge or termination if such amendment, waiver, discharge or termination does not apply to the Common Holders. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon the Company, the Investors, the Common Holders and each future holder of shares of Preferred Stock with rights under this Agreement and their respective successors and permitted assigns, whether or not such party, other shareholder, successor or assignee entered into or approved such amendment, waiver, discharge or termination. Each Investor and Common Holder acknowledges that by the operation of this paragraph, except to the extent provided above, (i) the Company, (ii) Common Holders holding a majority of the Seller Shares (on an as-converted-to-common-stock basis) held by all Common Holders, and (iii) Investors holding at least 75% of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will collectively have the right and power to diminish or eliminate the rights of such Investor or Common Holder under this Agreement.

8.5 Continuity of Other Restrictions. Any Seller Shares not purchased by the Company or any Eligible Investor pursuant to their Right of First Refusal hereunder will continue to be subject to all other restrictions imposed upon such Seller Shares hereunder and by law, including any restrictions imposed under the Company’s certificate of incorporation or bylaws, or by agreement.

8.6 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law which would result in the application of the laws of another jurisdiction.

8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

8.8 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

8.9 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control. In the event of any conflict between the terms of this Agreement and any other agreement to which a Common Holder is a party or by which such Common Holder is bound, the terms of this Agreement will control. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

8.10 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto.

8.12 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

8.13 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

8.14 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

8.15 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Wilmington, Delaware (or in the event of exclusive federal jurisdiction, the federal courts in Wilmington, Delaware).

8.16 Aggregation. All shares of Preferred Stock of the Company held or acquired by affiliated entities or persons of an Investor (including but not limited to: (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust, in the case of an Investor who is an individual; or (iv) a member of an Investor that is a limited liability company) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock.

8.17 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(signature page follows)

The parties are signing this Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

JUNO THERAPEUTICS, Inc.
a Delaware corporation

By:

Name:

Title:

(Signature page to the Right of First Refusal and Co-Sale Agreement)

The parties are signing this Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

(Signature page to the Right of First Refusal and Co-Sale Agreement)

The parties are signing this Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

COMMON HOLDERS:

HANS BISHOP

(Signature)

PHILIP GREENBERG

(Signature)

MICHAEL JENSEN

(Signature)

RICK KLAUSNER

(Signature)

STAN RIDDELL

(Signature)

The parties are signing this Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

COMMON HOLDER:

LARRY COREY

(Signature)

The parties are signing this Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

COMMON HOLDERS:

MICHEL SADELAIN

(Signature)

RENIER BRENTJENS

(Signature)

EXHIBIT C

FORM OF

NOTICE OF SHARE TRANSFER

Notice of Transfer

I intend to transfer shares of the Company’s stock as indicated below (the “Offered Shares”).

Notice of Rights

Pursuant to the Right of First Refusal and Co-Sale Agreement, dated as of                      (the “Agreement”), I write to inform you of your Right of First Refusal and your Right of Co-Sale (each as defined in the Agreement) with respect to the Offered Shares. If you choose to do so, you may exercise one (but not both) of these rights with respect to the Offered Shares by returning this notice to me, at the address below, with a copy to JUNO THERAPEUTICS, Inc. If you decline your right to do so, you do not need to return anything. Your failure to return this notice on a timely basis will indicate that you have declined to exercise your Right of First Refusal and Right of Co-Sale with respect to the Offered Shares.

Election

I exercise my Right of First Refusal	☐

I exercise my Right of Co-Sale	☐

I wish to (circle one, not both) buy / sell shares of stock.

Description of Transfer

1.	Type and aggregate number of shares to be transferred:

2.	Type of transfer (please check one):

☐	Sale

☐	Other. Describe:

3.	Proposed transferees:

Name and address	Type, amount and price of shares
1. [insert name of proposed transferee] [insert address of proposed transferee] [insert phone number of proposed transferee]	[enter amount, type and price of shares]

2. [insert name of proposed transferee] [insert address of proposed transferee] [insert phone number of proposed transferee]	[enter amount, type and price of shares]

4.	Consideration:

•	Total cash consideration:

•	Total fair market value of non-cash consideration (if any) as of the date of the notice:

•	Describe any non-cash consideration in reasonable detail:

[Specify applicable return dates for the notice]. There will be no extension of this deadline.

[Enter seller’s name and address]

[Enter the company’s address and contact person]

EXHIBIT F

CAPITALIZATION

•	As of the date hereof, and excluding the issuance to MSKCC under the Agreement, the authorized capital stock of the Company will consist of 200,000,000 shares of Common Stock, of which 44,046,081 shares are issued and outstanding, 97,200,000 shares of Preferred Stock, 88,200,000 of which are designated Series A Preferred and 36,054,961 of which are issued and outstanding and 9,000,000 of which are designated Series A-1 Preferred Stock and all of which are issued and outstanding. The Common Stock and the Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”).

•	The Company has not reserved securities for issuance, except as set forth below:

•	the Shares for issuance pursuant to this Agreement;

•	shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of the outstanding Series A Preferred Stock and Series A-1 Preferred Stock; and

•	28,276,837 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its 2013 Equity Incentive Plan, under which options to purchase no shares are issued and outstanding as of the date of this Agreement and restricted stock awards with respect to which 24,204,432 shares are issued and outstanding. All such outstanding options have been issued in compliance with state and federal securities laws.

•	As of the date hereof, the Company has issued to the following individuals and entities the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) set forth opposite such individual or entity’s name below, and such shares remain issued and outstanding as of the date hereof:

Fred Hutchinson Cancer Research Center	13,099,995 shares
ZetaRx Biosciences, Inc.	900,000 shares
CL Alaska L.P.	1,453,594 shares
ARCH Venture Fund VII, L.P.	4,388,060 shares
Richard Klausner	3,929,996 shares
Larry Corey	2,000,000 shares
Hans Bishop	7,774,436 shares
Michael Jensen	2,000,000 shares
Stan Riddell	2,000,000 shares
Philip Greenberg	2,000,000 shares
Michel Sadelain	2,000,000 shares
Renier Brentjens	2,000,000 shares
Isabelle Riviere	500,000 shares

TOTAL:	44,046,081 SHARES

As of the date hereof, the Company has issued 10,937,500 shares of Series A Preferred Stock to ARCH Venture Fund VII, L.P., 24,062,500 shares of Series A Preferred Stock to CL Alaska L.P. and 1,054,961 to

former holders of debt of ZetaRx Bioscience Inc. The Board of Directors of the Company has approved the authorization and issuance of up to an additional 52,145,039 shares of the Company’s Series A Preferred Stock pursuant to the Series A SPA.

EXHIBIT G

SUCCESS PAYMENTS

($ in Millions)

Multiple of Initial Equity Value	10.0x	15.0x	30.0x

Success Payment(s) (Aggregate)	$10	$80	$150

Schedule A

U.S. Patent [***]

Assignment recorded at USPTO to Sloan-Kettering Institute for Cancer Research

U.S. Patent [***]

Assignment recorded at USPTO to Memorial Sloan-Kettering Cancer Center for issued patent

Assignment not recorded at USPTO for pending U.S. divisional application

Assignments not recorded for ex-U.S. patents/applications (applicant is Memorial Sloan-Kettering Cancer Center)

U.S. Patent Application Serial No. [***]

Assignment not recorded

U.S. Provisional Patent Application Serial No. [***]

Assignment not recorded

PCT application number [***]

Assignment not recorded

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule B

Memorial Sloan-Kettering Cancer Center v. Restoration Oncology, Inc., Civil Action No. 137399 (S.D.N.Y.) (to be dismissed pursuant to settlement agreement with Restoration Oncology)

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Schedule C

[***]

Note:	MSKCC = Memorial Sloan-Kettering Cancer Center SKI = Sloan-Kettering Institute for Cancer Research

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Schedule D

See Schedule A.

4

Schedule E

None.

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